Exhibit 99.2

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of
Steadfast Apartment REIT, Inc.
We have audited the accompanying consolidated financial statements of Steadfast Apartment REIT III, Inc. (the “Company”), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2019, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2019 and 2018, and the consolidated results of its operations and its cash flows for the three years in the period ended December 31, 2019 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Irvine, California
April 24, 2020

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018
ASSETS
Assets:
Real Estate:
Land	$45,015,505	$45,015,505
Building and improvements	356,833,766	348,777,076
Total real estate held for investment, cost	401,849,271	393,792,581
Less accumulated depreciation and amortization	(35,758,230)	(20,531,005)
Total real estate held for investment, net	366,091,041	373,261,576
Real estate held for sale, net	—	7,040,247
Total real estate, net	366,091,041	380,301,823
Cash and cash equivalents	21,663,317	35,571,688
Restricted cash	3,100,988	3,729,649
Rents and other receivables	597,670	515,569
Assets related to real estate held for sale	—	56,972
Other assets	640,013	906,700
Total assets	$392,093,029	$421,082,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$7,602,535	$7,264,718
Notes payable:
Mortgage notes payable, net	281,947,953	274,426,467
Mortgage notes payable related to real estate held for sale	—	5,660,454
Total notes payable, net	281,947,953	280,086,921
Distributions payable	1,097,596	1,169,815
Due to affiliates	1,921,848	4,898,804
Liabilities related to real estate held for sale	—	256,085
Total liabilities	292,569,932	293,676,343
Commitments and contingencies (Note 9)
Redeemable common stock	3,830,833	6,570,093
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Class A common stock, $0.01 par value per share; 480,000,000 shares authorized, 3,469,447 and 3,516,990 shares issued and outstanding at December 31, 2019 and 2018, respectively	34,696	35,171
Class R common stock, $0.01 par value per share; 240,000,000 shares authorized, 475,208 and 474,076 shares issued and outstanding at December 31, 2019 and 2018, respectively	4,753	4,742
Class T common stock, $0.01 par value per share; 480,000,000 shares authorized, 4,628,177 and 4,620,317 shares issued and outstanding at December 31, 2019 and 2018, respectively	46,282	46,204
Additional paid-in capital	172,958,977	170,763,927
Cumulative distributions and net losses	(77,352,444)	(50,014,079)
Total stockholders’ equity	95,692,264	120,835,965
Total liabilities and stockholders’ equity	$392,093,029	$421,082,401

See accompanying notes to consolidated financial statements.

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2019	2018	2017
Revenues:
Rental income	$40,331,890	$37,517,934	$19,466,010
Tenant reimbursements and other	252,360	258,966	123,859
Total revenues	40,584,250	37,776,900	19,589,869
Expenses:
Operating, maintenance and management	10,876,864	10,440,254	5,165,399
Real estate taxes and insurance	5,624,202	5,237,606	2,763,816
Fees to affiliates	7,225,913	5,799,201	2,402,297
Depreciation and amortization	15,575,494	16,659,117	12,488,831
Interest expense	13,027,700	11,657,873	5,898,156
General and administrative expenses	4,829,359	3,406,721	2,626,232
Total expenses	57,159,532	53,200,772	31,344,731
Loss before other income (expense)	(16,575,282)	(15,423,872)	(11,754,862)
Other income (expense):
Interest income	396,200	58,263	1,675
Gain on sale of real estate, net	1,130,723	—	—
Other income	875,000	—	—
Loss on debt extinguishment	(257,705)	—	—
Total other income (expense)	2,144,218	58,263	1,675
Net loss	$(14,431,064)	$(15,365,609)	$(11,753,187)

Net loss attributable to Class A common stockholders — basic and diluted	$(5,847,674)	$(6,401,649)	$(5,726,887)
Net Loss per Class A common share — basic and diluted	$(1.68)	$(1.86)	$(2.49)
Weighted average number of Class A common shares outstanding — basic and diluted	3,484,128	3,266,046	2,190,070

Net loss attributable to Class R common stockholders — basic and diluted	$(797,844)	$(806,620)	$(534,790)
Net loss per Class R common share — basic and diluted	$(1.68)	$(1.91)	$(2.55)
Weighted average number of Class R common shares outstanding — basic and diluted	475,367	411,528	204,514

Net loss attributable to Class T common stockholders — basic and diluted	$(7,785,546)	$(8,157,340)	$(5,491,510)
Net loss per Class T common share — basic and diluted	$(1.68)	$(2.05)	$(2.75)
Weighted average number of Class T common shares outstanding — basic and diluted	4,638,740	4,161,778	2,100,058

See accompanying notes to consolidated financial statements.

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2019, 2018 AND 2017

	Stockholders’ Equity
	Common Stock						Additional Paid-In Capital	Cumulative Distributions & Net Losses	Total Stockholders’ Equity
	Class A		Class R		Class T
	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, December 31, 2016	1,247,420	$12,474	99,043	$990	889,434	$8,894	$45,632,928	$(5,741,312)	$39,913,974
Issuance of common stock	1,640,311	16,404	210,475	2,106	2,481,444	24,815	104,046,957	—	104,090,282
Commissions on sales of common stock and related dealer manager fees to affiliates	—	—	—	—	—	—	(9,034,341)	—	(9,034,341)
Transfers to redeemable common stock	—	—	—	—	—	—	(2,698,321)	—	(2,698,321)
Repurchase of common stock	—	—	—	—	(887)	(9)	(21,060)	—	(21,069)
Other offering costs to affiliates	—	—	—	—	—	—	(6,167,169)	—	(6,167,169)
Distributions declared ($1.500, $1.425 and $1.241 per share of Class A, R and T common stock, respectively)	—	—	—	—	—	—	—	(6,189,253)	(6,189,253)
Amortization of stock-based compensation	—	—	—	—	—	—	63,591	—	63,591
Net loss	—	—	—	—	—	—	—	(11,753,187)	(11,753,187)
BALANCE, December 31, 2017	2,887,731	28,878	309,518	3,096	3,369,991	33,700	131,822,585	(23,683,752)	108,204,507
Issuance of common stock	649,469	6,495	168,166	1,682	1,252,853	12,529	49,417,719	—	49,438,425
Commissions on sales of common stock and related dealer manager fees to affiliates	—	—	—	—	—	—	(702,740)	—	(702,740)
Transfers to redeemable common stock	—	—	—	—	—	—	(4,174,775)	—	(4,174,775)
Repurchase of common stock	(20,210)	(202)	(3,608)	(36)	(2,527)	(25)	(595,505)	—	(595,768)
Other offering costs to affiliates	—	—	—	—	—	—	(5,085,703)	—	(5,085,703)
Distributions declared ($1.500, $1.448 and $1.307 per share of Class A, R and T common stock, respectively)	—	—	—	—	—	—	—	(10,964,718)	(10,964,718)
Amortization of stock-based compensation	—	—	—	—	—	—	82,346	—	82,346
Net loss	—	—	—	—	—	—	—	(15,365,609)	(15,365,609)
BALANCE, December 31, 2018	3,516,990	35,171	474,076	4,742	4,620,317	46,204	170,763,927	(50,014,079)	120,835,965
Issuance of common stock	18,487	185	1,845	18	31,246	312	1,094,440	—	1,094,955
Transfers from redeemable common stock	—	—	—	—	—	—	3,015,937	—	3,015,937
Repurchase of common stock	(66,030)	(660)	(713)	(7)	(23,386)	(234)	(1,986,382)	—	(1,987,283)
Distributions declared ($1.50 per share of common stock)	—	—	—	—	—	—	—	(12,907,301)	(12,907,301)
Amortization of stock-based compensation	—	—	—	—	—	—	71,055	—	71,055
Net loss	—	—	—	—	—	—	—	(14,431,064)	(14,431,064)
BALANCE, December 31, 2019	3,469,447	$34,696	475,208	$4,753	4,628,177	$46,282	$172,958,977	$(77,352,444)	$95,692,264

See accompanying notes to consolidated financial statements.

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2019	2018	2017
Cash Flows from Operating Activities:
Net loss	$(14,431,064)	$(15,365,609)	$(11,753,187)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,575,494	16,659,117	12,488,831
Loss on disposal of buildings and improvements	7,183	315,472	—
Amortization of deferred financing costs	262,460	234,562	119,514
Amortization of stock-based compensation	71,055	82,346	63,591
Amortization of stock-based annual compensation and meeting fees	—	13,750	27,500
Loss on debt extinguishment	257,705	—	—
Change in fair value of interest rate cap agreements	395,629	(119,837)	444,252
Insurance claim recoveries	(217,188)	—	—
Gain on sale of real estate	(1,130,723)	—	—
Changes in operating assets and liabilities:
Rents and other receivables	(115,041)	(89,157)	(396,922)
Other assets	(66,921)	(84,733)	(276,976)
Accounts payable and accrued liabilities	390,882	1,197,194	4,503,526
Due to affiliates	559,286	(928,380)	721,270
Net cash provided by operating activities	1,558,757	1,914,725	5,941,399
Cash Flows from Investing Activities:
Acquisition of real estate investments	—	(30,118,698)	(264,059,130)
Additions to real estate investments	(9,324,121)	(5,596,569)	(4,139,039)
Escrow deposits for pending real estate acquisitions	—	(1,000,000)	(5,000,000)
Purchase of interest rate cap agreements	(24,000)	—	(288,740)
Proceeds from sale of real estate, net	9,114,969	—	—
Proceeds from insurance claims	292,188	—	—
Cash provided by (used in) investing activities	59,036	(36,715,267)	(273,486,909)
Cash Flows from Financing Activities:
Proceeds from issuance of mortgage notes payable	94,861,000	21,545,000	187,595,000
Principal payments on notes payable	(92,822,000)	—	—
Proceeds from issuance of Class A common stock	—	14,057,829	39,154,393
Proceeds from issuance of Class R common stock	—	3,597,999	4,661,050
Proceeds from issuance of Class T common stock	—	26,788,418	57,564,527
Payments of commissions on sale of common stock and related dealer manager fees	—	(3,640,878)	(7,067,978)
Reimbursement of other offering costs to affiliates	(3,680,816)	(1,810,661)	(7,377,882)
Payment of deferred financing costs	(641,103)	(163,082)	(1,261,006)
Payment of debt extinguishment costs	(57,030)	—	—
Distributions to common stockholders	(11,884,565)	(5,498,959)	(2,964,771)
Repurchase of common stock	(1,987,283)	(595,768)	(21,069)
Net cash (used in) provided by financing activities	(16,211,797)	54,279,898	270,282,264
Net (decrease) increase in cash, cash equivalents and restricted cash	(14,594,004)	19,479,356	2,736,754
Cash, cash equivalents and restricted cash, beginning of year	39,358,309	19,878,953	17,142,199
Cash, cash equivalents and restricted cash, end of year	$24,764,305	$39,358,309	$19,878,953

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Year Ended December 31,
	2019	2018	2017
Supplemental Disclosures of Cash Flow Information:
Interest paid	$12,477,879	$11,138,568	$4,781,715
Supplemental Disclosures of Noncash Flow Transactions:
Distributions payable	$1,097,596	$1,169,815	$746,360
Application of escrow deposits to acquire real estate	$—	$1,000,000	$5,650,100
Amounts receivable from transfer agent for Class A common stock	$—	$—	$(9,000)
Amounts receivable from transfer agent for Class T common stock	$—	$—	$70,875
Amounts payable to affiliates for other offering costs	$—	$3,680,816	$405,774
Distributions paid to common stockholders through common stock issuances pursuant to the distribution reinvestment plan	$1,094,955	$5,042,304	$2,719,380
Redeemable common stock	$3,830,833	$6,570,093	$2,920,059
Redemption payable	$319,146	$595,821	$71,080
Accounts payable and accrued liabilities from additions to real estate investments	$409,597	$268,081	$195,511
Due to affiliates from additions to real estate investments	$23,549	$22,975	$19,874
Due to affiliates from distribution and shareholder servicing fee	$—	$—	$2,938,138
Operating lease right-of-use assets, net	$36,468	$—	$—
Operating lease liabilities, net	$38,899	$—	$—

See accompanying notes to consolidated financial statements.

STEADFAST APARTMENT REIT III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

1.         Organization and Business
Steadfast Apartment REIT III, Inc. (the “Company”) was formed on July 29, 2015, as a Maryland corporation that elected to be taxed as, and qualified as, a real estate investment trust (“REIT”) commencing with the taxable year ended December 31, 2016. On August 24, 2015, the Company was initially capitalized with the sale of 8,000 shares of Class A common stock to Steadfast Apartment Advisor III, LLC (the “Advisor”), a Delaware limited liability company, at a purchase price of $25.00 per share for an aggregate purchase price of $200,000.
As of December 31, 2019, the Company owned nine multifamily properties comprising a total of 2,639 apartment homes. For more information on the Company’s real estate portfolio, see Note 3 (Real Estate).
Public Offering
On February 5, 2016, the Company commenced its initial public offering to offer a maximum of $1,000,000,000 in shares of common stock for sale to the public in the primary offering (the “Primary Offering”). The Company initially offered Class A shares and Class T shares in the Public Offering at an initial price of $25.00 for each Class A share ($500,000,000 in Class A shares) and $23.81 for each Class T share ($500,000,000 in Class T shares), with discounts available for certain categories of purchasers. The Company also registered up to $300,000,000 in shares pursuant to the Company’s distribution reinvestment plan (the “DRP,” and together with the Primary Offering, the “Public Offering”) at an initial price of $23.75 for each Class A share and $22.62 for each Class T share.
Commencing on July 25, 2016, the Company revised the terms of its Public Offering to include Class R shares. The Company subsequently offered a maximum of $1,000,000,000 in shares of common stock for sale to the public at an initial price of $25.00 for each Class A share ($400,000,000 in Class A shares), $22.50 for each Class R share ($200,000,000 in Class R shares) and $23.81 for each Class T share ($400,000,000 in Class T shares), with discounts available for certain categories of purchasers. Up to $300,000,000 in shares were offered pursuant to the DRP at an initial price of $23.75 for each Class A share, $22.50 for each Class R share and $22.62 for each Class T share.
As of August 31, 2018, the date the Company terminated its Primary Offering, it had sold 3,483,706 shares of Class A common stock, 474,357 shares of Class R common stock and 4,572,889 shares of Class T common stock in the Public Offering for gross proceeds of $85,801,001, $10,672,273 and $108,706,960, respectively, and $205,180,234 in the aggregate, including 111,922 shares of Class A common stock, 8,450 shares of Class R common stock and 145,838 shares of Class T common stock issued pursuant to the DRP for gross offering proceeds of $2,658,156, $190,125 and $3,298,847, respectively. The Company continued to issue shares of common stock pursuant to the DRP through February 1, 2019. As of December 31, 2019, the Company had sold 3,528,797 shares of Class A common stock, 479,529 shares of Class R common stock and 4,654,978 shares of Class T common stock in the Public Offering for gross proceeds of $86,834,671, $10,788,788 and $110,559,107, respectively, and $208,182,566 in the aggregate, including 157,012 shares of Class A common stock, 13,622 shares of Class R common stock and 227,925 shares of Class T common stock issued pursuant to the DRP for gross offering proceeds of $3,691,826, $306,640 and $5,150,991, respectively.
On October 9, 2018, the Company’s board of directors determined an estimated value per share for each of the Company’s Class A common stock, Class R common stock and Class T common stock of $22.54 as of June 30, 2018. In connection with the determination of an estimated value per share, the Company’s board of directors approved a price per share for the DRP for each of the Company’s Class A common stock, Class R common stock and Class T common stock of $22.54, effective November 1, 2018.
Prior to the effective time of the Merger (defined below), the business of the Company was externally managed by the Advisor, pursuant to the Amended and Restated Advisory Agreement dated July 25, 2016, by and among the Company, Steadfast Apartment REIT III Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and the Advisor (as amended, the “Advisory Agreement”). The Advisory Agreement was subject to annual renewal by the Company’s board of directors. The current term of the Advisory Agreement was to expire on February 5, 2021, subject to the terms of the Termination Agreement discussed below. Subject to certain restrictions and limitations, the Advisor managed the Company’s day-to-day operations, managed the Company’s portfolio of properties and real estate-related assets, sourced and presented investment opportunities to the Company’s board of directors and provided investment management services on the Company’s behalf. The Advisor also entered into an Advisory Services Agreement with Crossroads Capital Advisors, LLC (“Crossroads Capital Advisors”), whereby Crossroads Capital Advisors provided advisory services to the Company on behalf of the Advisor.

STEADFAST APARTMENT REIT III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

Stira Capital Markets Group, LLC (formerly known as Steadfast Capital Markets Group, LLC) (the “Dealer Manager”), an affiliate of the Advisor, served as the dealer manager for the Public Offering. The Advisor, along with the Dealer Manager, also provided marketing, investor relations and other administrative services on the Company’s behalf.
Substantially all of the Company’s business was conducted through the Operating Partnership. The Company was the sole general partner of the Operating Partnership and owned a 99.99% partnership interest in the Operating Partnership. The Advisor was the sole limited partner of and owned the remaining 0.01% partnership interest in the Operating Partnership. The Company and the Advisor entered into the Amended and Restated Agreement of Limited Partnership of the Operating Partnership on July 25, 2016 (as amended, the “Partnership Agreement”). As the Company accepted subscriptions for shares of its common stock in the Public Offering, the Company transferred substantially all of the net offering proceeds from the Public Offering to the Operating Partnership as a contribution in exchange for partnership interests and the Company’s percentage ownership in the Operating Partnership increased proportionately.
The Partnership Agreement provided that the Operating Partnership was operated in a manner that enabled the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that the Operating Partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the Operating Partnership being taxed as a corporation. In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership paid all of the Company’s administrative costs and expenses, and such expenses were treated as expenses of the Operating Partnership.
The Company commenced its real estate operations on May 19, 2016, upon acquiring a fee simple interest in Carriage House Apartment Homes, a multifamily property located in Gurnee, Illinois.
Merger with Steadfast Apartment REIT, Inc.
On August 5, 2019, the Company, Steadfast Apartment REIT, Inc. (“STAR”), a public non-traded REIT sponsored by Steadfast REIT Investments, LLC (the “Sponsor”), the Operating Partnership, Steadfast Apartment REIT Operating Partnership, L.P., the operating partnership of STAR (“STAR Operating Partnership”), and SIII Subsidiary, LLC, a wholly-owned subsidiary STAR (“STAR III Merger Sub”), entered into an Agreement and Plan of Merger (the “STAR III Merger Agreement”). Pursuant to the terms and conditions of the STAR III Merger Agreement, on March 6, 2020, the Company merged with and into STAR III Merger Sub with STAR III Merger Sub surviving the merger (the “Merger”). In accordance with the applicable provisions of the Maryland General Corporation Law (the “MGCL”), the separate existence of the Company ceased.
At the effective time of the Merger, each issued and outstanding share of the Company’s common stock (or a fraction thereof), $0.01 par value per share, was converted into the right to receive 1.430 shares of STAR common stock, $0.01 par value per share (“STAR Common Stock”).
Merger of Steadfast Apartment REIT, Inc. and Steadfast Income REIT, Inc.
On August 5, 2019, STAR, Steadfast Income REIT, Inc. (“SIR”), a public non-traded REIT sponsored by the Sponsor, STAR Operating Partnership, Steadfast Income REIT Operating Partnership, L.P., the operating partnership of SIR, and SI Subsidiary, LLC, a wholly-owned subsidiary of STAR (“SIR Merger Sub”), entered into an Agreement and Plan of Merger (the “SIR Merger Agreement”). Pursuant to the terms and conditions of the SIR Merger Agreement, on March 6, 2020, SIR merged with and into SIR Merger Sub with SIR Merger Sub surviving the SIR Merger (the “SIR Merger”, and together with the Merger, the “Mergers”). Following the SIR Merger, SIR Merger Sub, as the surviving entity, will continue as a wholly-owned subsidiary of STAR. In accordance with the applicable provisions of the MGCL, the separate existence of SIR ceased.
At the effective time of the SIR Merger, each issued and outstanding share of SIR’s common stock (or a fraction thereof), $0.01 par value per share, was converted into the right to receive 0.5934 shares of STAR Common Stock, $0.01 par value per share.
Combined Company
The combined company after the Mergers (the “Combined Company”) retains the name “Steadfast Apartment REIT, Inc.” Each merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code.

STEADFAST APARTMENT REIT III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

As of the closing of the Mergers, the Combined Company’s portfolio (unaudited) consisted of (1) 70 properties (including one property held for development) in 14 states, with an average effective rent of $1,144 and (2) a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties with a total of 4,584 apartment homes. Based on occupancy as of December 31, 2019, the Combined Company’s portfolio had an occupancy rate of 94.9%, an average age of 20 years and a preliminary gross real estate assets value of $3,375,635,000 (unaudited).
The financial information included in these consolidated audited financial statements reflects only the Company’s stand-alone, historical financial results.
Concurrently with the entry into the STAR III Merger Agreement, the Company entered into an amendment (the “First Amendment”) to the Partnership Agreement. The First Amendment became effective on March 6, 2020, the effective date of the Merger. The purpose of the First Amendment is to revise the economic interests of the Advisor by providing that the Advisor will not receive any special allocations with respect to a “Special Limited Partner Interest” (as defined in the Partnership Agreement) pursuant to the Partnership Agreement at the time of the Merger.
Concurrently with the entry into the STAR III Merger Agreement, the Company and the Advisor entered into a termination letter agreement (the “Termination Agreement”), effective as of August 5, 2019. Pursuant to the Termination Agreement, the Advisory Agreement terminated on March 6, 2020, the effective time of the Merger. Also pursuant to the Termination Agreement, the Advisor agreed to waive any disposition fee it otherwise would have been entitled to pursuant to the Advisory Agreement related to the Merger and agreed to reimburse STAR III for its costs if the STAR III stockholders rejected the STAR III Merger at the meeting of stockholders.
2.         Summary of Significant Accounting Policies
Principles of Consolidation and Basis of Presentation
The consolidated financial statements include the accounts of the Company, the consolidated variable interest entity (“VIE”) that the Company controlled and of which the Company was the primary beneficiary, and the Operating Partnership’s subsidiaries. All significant intercompany balances and transactions were eliminated in consolidation. The financial statements of the Company’s subsidiaries were prepared using accounting policies consistent with those of the Company. The Operating Partnership was a VIE because the Advisor, as the limited partner, lacked substantive kick-out rights and substantive participating rights. The Company was the primary beneficiary of, and consolidated, the Operating Partnership.
The accompanying consolidated financial statements were prepared in accordance with the United States Generally Accepted Accounting Standards (“U.S. GAAP”) as contained within the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).
Square footage, occupancy and certain other measures used to describe real estate included in the notes to the consolidated financial statements are presented on an unaudited basis.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.
Real Estate Assets
Depreciation and Amortization
Real estate costs related to the development, construction and improvement of properties were capitalized. Acquisition costs related to business combinations were expensed as incurred. Acquisition costs related to asset acquisitions were capitalized. On January 1, 2017, the Company early adopted Accounting Standards Updated (“ASU”) 2017-01, Business Combinations (Topic 805): clarifying the definition of a business (“ASU 2017-01”), that clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. All of the Company’s real estate investments acquired in fiscal years 2018 and 2017, qualified as asset acquisitions, and as such, acquisition costs were capitalized.

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Repair and maintenance and tenant turnover costs were charged to expense as incurred and significant replacements and betterments were capitalized. Repair and maintenance and tenant turnover costs include all costs that do not extend the useful life of the real estate asset. The Company considered the period of future benefit of an asset to determine its appropriate useful life and anticipated the estimated useful lives of assets by class to be generally as follows:

Buildings	30 years
Building improvements	5-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease
Furniture, fixtures, and equipment	5-10 years
Real Estate Purchase Price Allocation
The Company recorded the acquisition of income-producing real estate or real estate that is used for the production of income as an asset acquisition. All assets acquired and liabilities assumed in the asset acquisition were measured at their acquisition date fair values. Acquisition costs were capitalized and allocated between land, buildings and improvements and tenant origination and associated costs on the consolidated balance sheet.
The Company assessed the acquisition-date fair values of all tangible assets, identifiable intangible assets and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows were based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considered the value of the property as if it was vacant.
Intangible assets include the value of in-place leases, which represented the estimated value of the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up.
 The Company estimated the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, the Company estimated the amount of lost rentals using market rates during the expected lease-up periods.
 The Company amortizes the value of in-place leases to expense over the remaining non-cancelable term of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.
 The Company recorded above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) the Company’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company amortized any capitalized above-market or below-market lease values as a reduction or increase to rental income over the remaining non-cancelable terms of the respective leases.
 The total amount of other intangible assets acquired was further allocated to in-place lease values based on the Company’s evaluation of the specific characteristics of each tenant’s lease and its overall relationship with that respective tenant. Characteristics that the Company considered in allocating these values included the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.
 Estimates of the fair values of the tangible assets, identifiable intangible assets and assumed liabilities required the Company to make significant assumptions to estimate market lease rates, property-operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property would be held for investment. The use of inappropriate assumptions could result in an incorrect valuation of acquired tangible assets, identifiable intangible assets and assumed liabilities, which have impacted the amount of the Company’s net income (loss).
 Impairment of Real Estate Assets
 The Company accounted for its real estate assets in accordance with ASC 360, Property, Plant and Equipment (“ASC 360”). ASC 360 required the Company to continually monitor events and changes in circumstances that could indicate that the

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carrying amounts of the Company’s real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets and liabilities may not be recoverable, the Company assessed the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. Based on this analysis, if the Company did not believe that it would be able to recover the carrying value of the real estate and related intangible assets and liabilities, the Company recorded an impairment loss to the extent that the carrying value exceeded the estimated fair value of the real estate and related intangible assets and liabilities. The Company did not record any impairment loss on its real estate assets during the years ended December 31, 2019, 2018 and 2017.
Revenue Recognition - Operating Leases
On January 1, 2019, the Company adopted the lease accounting standards under ASC 842, Leases (“ASC 842”), including the package of practical expedients for all leases that commenced before the effective date of January 1, 2019. The Company did not elect the practical expedient related to using hindsight to reevaluate the lease term. Accordingly, the Company (i) did not reassess whether any expired or existing contracts are or contain leases, (ii) did not reassess the lease classification for any expired or existing lease, and (iii) did not reassess initial direct costs for any existing leases.
In addition, ASC 842 provides an optional transition method to allow entities to apply the new lease accounting standards at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings. The Company adopted this transition method upon its adoption of the lease accounting standards of ASC 842, which did not result in a cumulative effect adjustment to the opening balance of retained earnings on January 1, 2019. The Company’s comparative periods presented in the financial statements will continue to be reported under the lease accounting standards of ASC 840, Leases.
In accordance with ASC 842, tenant reimbursements are included in the single lease component of the lease contract (the right of the lessee to use the leased space) and therefore are accounted for as variable lease payments and are recorded as rental income on the Company’s statement of operations beginning January 1, 2019. In addition, the Company adopted the practical expedient available under ASC 842 to not separate nonlease components from the associated lease component and instead to account for those components as a single component if the nonlease components otherwise would be accounted for under the new revenue recognition standard ASC 606, Revenue from Contracts with Customers, and if certain conditions are met, specifically related to tenant reimbursements for common area maintenance which would otherwise be accounted for under the revenue recognition standard. The Company believes the two conditions have been met for tenant reimbursements for common area maintenance as (i) the timing and pattern of transfer of the nonlease components and associated lease components are the same and (ii) the lease component would be classified as an operating lease. Accordingly, tenant reimbursements for common area maintenance are also accounted for as variable lease payments and recorded as rental income on the Company’s statement of operations beginning January 1, 2019. The Company recognized $40,331,890 of rental income related to operating lease payments of which $4,247,189 was for variable lease payments for the year ended December 31, 2019.
The Company leased apartment homes under operating leases with terms generally of one year or less. Generally, credit investigations were performed for prospective residents and security deposits were obtained. The Company recognized minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related leases when collectability was probable and recorded amounts expected to be received in later years as deferred rent receivable.
Rents and Other Receivables
In accordance with ASC 842, the Company made a determination of whether the collectability of the lease payments in an operating lease was probable. If the Company determined the lease payments were not probable of collection, the Company would have fully reserved for any contractual lease payments, deferred rent receivable, and variable lease payments and would have recognized rental income only if cash was received. The Company exercised judgment in establishing these allowances and considered payment history and current credit status of tenants in developing these estimates. Due to the short-term nature of the operating leases, the Company did not maintain a deferred rent receivable related to the straight-lining of rents.
Cash and Cash Equivalents
The Company considered all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value. As of December 31, 2019 and 2018, the Company had amounts in excess of federally insured

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limits in deposit accounts with a financial institution. The Company limited such deposits to financial institutions with high credit standing.
Restricted Cash
Restricted cash represented those cash accounts for which the use of funds was restricted by loan covenants. As of December 31, 2019 and 2018, the Company had a restricted cash balance of $3,100,988 and $3,729,649, respectively, which represents amounts set aside as impounds for future property tax payments, property insurance payments and tenant improvement payments as required by agreements with the Company’s lenders.
The following table represents the components of the cash, cash equivalents and restricted cash presented on the accompanying consolidated statements of cash flows for the years ended December 31, 2019 and 2018:

	December 31,
	2019	2018
Cash and cash equivalents	$21,663,317	$35,571,688
Restricted cash	3,100,988	3,729,649
Assets related to real estate held for sale	—	56,972
Total cash, cash and cash equivalents and restricted cash	$24,764,305	$39,358,309

Deferred Financing Costs
The Company capitalized deferred financing costs such as commitment fees, legal fees and other third party costs associated with obtaining commitments for financing that resulted in a closing of such financing, as a contra liability against the respective outstanding debt balance. The Company amortized these costs over the terms of the respective financing agreements using the effective interest method. The Company expensed unamortized deferred financing costs when the associated debt was refinanced or repaid before maturity unless specific rules were met that would have allowed for the carryover of such costs to the refinanced debt. Costs incurred in seeking financing transactions that did not close were expensed in the period in which it was determined that the financing would not close.
Derivative Financial Instruments
The Company accounted for its derivative instruments in accordance with ASC 815, Derivatives and Hedges. The Company’s objective in using derivatives was to add stability to interest expense and to manage the Company’s exposure to interest rate movements or other identified risks. To accomplish these objectives, the Company could use various types of derivative instruments to manage fluctuations in cash flows resulting from interest rate risk attributable to changes in the benchmark interest rate of London Interbank Offered Rate (“LIBOR”) or other applicable benchmark rates.
 The Company measured its derivative instruments and hedging activities at fair value and recorded them as an asset or liability, depending on its rights or obligations under the applicable derivative contract. For derivatives designated as fair value hedges, the changes in the fair value of both the derivative instrument and the hedged items were recorded in earnings. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, were considered cash flow hedges. For derivatives designated as cash flow hedges, the effective portions of changes in fair value of the derivatives were reported in other comprehensive income (loss) and were subsequently reclassified into earnings when the hedged item affected earnings. Changes in fair value of derivative instruments not designated as hedges and ineffective portions of hedges were recognized in earnings in the affected period. The Company assessed the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction.
As of December 31, 2019 and 2018, the Company did not have any derivatives designated as cash flow or fair value hedges, nor are derivatives being used for trading or speculative purposes.
Fair Value Measurements
Under GAAP, the Company was required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company was required to measure other assets and liabilities at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received

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upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements were classified and disclosed in one of the following three categories:

•	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

•
Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.
When available, the Company utilized quoted market prices from an independent third-party source to determine fair value and classified such items in Level 1 or Level 2. In instances where the market was not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not have been relevant and could have required the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may have relied more on models with inputs based on information available only to that independent third party. When the Company determined the market for a financial instrument owned by the Company to be illiquid or when market transactions for similar instruments did not appear orderly, the Company used several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and would have established a fair value by assigning weights to the various valuation sources.
The following describes the valuation methodologies used by the Company to measure fair value, including an indication of the level in the fair value hierarchy in which each asset or liability is generally classified.
Interest rate cap agreements - The Company has entered into certain interest rate cap agreements. These derivatives were recorded at fair value. Fair value was based on a model-driven valuation using the associated variable rate curve and an implied market volatility, both of which were observable at commonly quoted intervals for the full term of the interest rate cap agreements. Therefore, the Company’s interest rate cap agreements were classified within Level 2 of the fair value hierarchy and were included in other assets in the accompanying consolidated balance sheets. Changes in the fair value of the interest rate cap agreements were recorded as interest expense in the accompanying consolidated statements of operations.
The following tables reflect the Company’s assets required to be measured at fair value on a recurring basis on the consolidated balance sheets:

	December 31, 2019
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$5,827	$—

	December 31, 2018
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$377,456	$—
Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.
Fair Value of Financial Instruments
The accompanying consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities, due to affiliates, distributions payable, and mortgage notes payable, net.

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The Company considered the carrying value of cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities and distributions payable to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization. The fair value of amounts due to affiliates was not determinable due to the related party nature of such amounts. The Company determined that its mortgage notes payable, net were classified as Level 3 within the fair value hierarchy.
The fair value of the mortgage notes payable, net was estimated using a discounted cash flow analysis using borrowing rates available to the Company for debt instruments with similar terms and maturities. As of December 31, 2019 and 2018, the fair value of the mortgage notes payable, net was $289,407,046 and $279,945,659, respectively, compared to the carrying value of $281,947,953 and $280,086,921, respectively.
Accounting for Stock-Based Compensation
The Company amortized the fair value of stock-based compensation awards to expense over the vesting period and records any dividend equivalents earned as dividends for financial reporting purposes. Stock-based compensation awards were valued at the fair value on the date of grant and amortized as an expense over the vesting period.
Distribution Policy
The Company elected to be taxed as, and qualified as, a REIT commencing with the Company’s taxable year ended December 31, 2016. To qualify as a REIT, the Company was required to make distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). The Company’s board of directors declared a distribution to the holders of Class A shares and Class T shares which began to accrue on May 19, 2016. The Company’s board of directors also declared a distribution to the holders of Class R shares which began to accrue on August 2, 2016.
Distributions declared during the period from January 1, 2018 to September 30, 2018, were based on daily record dates and calculated at a rate of $0.004110 per Class A share per day, $0.00394521 per Class R share per day subject to an annual distribution and shareholder servicing fee of 0.27%, and in some instances, $0.00369863 per Class R share per day subject to an annual distribution and shareholder servicing fee of 0.67%, $0.003376 per Class T share per day subject to an annual distribution and shareholder servicing fee of 1.125%, and in some instances, $0.003457 per Class T share per day subject to an annual distribution and shareholder servicing fee of 1.0%. Distributions declared during the period from October 1, 2018 to December 31, 2019, were based on daily record dates and calculated at a rate of $0.004110 per Class A share, Class R share and Class T share per day. Each day during the period from May 19, 2016 to December 31, 2019, was a distribution record date with respect to Class A shares and Class T shares. Each day during the period from August 2, 2016 to December 31, 2019, was a distribution record date with respect to Class R shares.
Distributions to stockholders were determined by the board of directors of the Company and were dependent upon a number of factors relating to the Company, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order for the Company to qualify as a REIT under the Internal Revenue Code. During the years ended December 31, 2019 and 2018, the Company declared distributions totaling $1.500 and $1.500 per Class A share of common stock, $1.500 and $1.448 per Class R share of common stock and $1.500 and $1.307 per Class T share of common stock, respectively.
Organization and Offering Costs
Organization and offering expenses include all expenses paid by the Company in connection with the Public Offering, including legal, accounting, tax, printing, mailing and filing fees, charges of the Company’s escrow holder and transfer agent, expenses of organizing the Company, data processing fees, advertising and sales literature costs, transfer agent costs, information technology costs, bona fide out-of-pocket due diligence costs and amounts to reimburse the Advisor or its affiliates for the salaries of its employees and other costs in connection with preparing sales materials and providing other administrative services in connection with the Public Offering. Any such reimbursement did not exceed actual expenses incurred by the Advisor. Following the termination of the Public Offering, the Advisor had an obligation to reimburse the Company to the extent total organization and offering expenses (including sales commissions, dealer manager fees and the distribution and shareholder servicing fees) borne by the Company exceeded 15% of the gross proceeds raised in our Primary Offering. Total organization and offering expenses borne by the Company did not exceed 15% of the gross offering proceeds in the Public Offering.

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To the extent the Company did not pay the full sales commissions, dealer manager fee or distribution and shareholder servicing fee for shares sold in the Public Offering, the Company could reimburse costs of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of the Company’s affiliates to attend seminars conducted by broker-dealers and, in certain cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of the Company’s shares and the ownership of the Company’s shares by such broker-dealers’ customers; provided, however, that the Company did not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross offering proceeds of the Primary Offering, as required by the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).
When recognized, organization costs are expensed as incurred. Offering costs, including selling commissions, dealer manager fees and the distribution and shareholder servicing fees, were deferred and charged to stockholders’ equity. All such amounts were reimbursed to the Advisor, the Dealer Manager or their affiliates from gross offering proceeds, except for the distribution and shareholder servicing fees, which were paid from sources other than Public Offering proceeds.
Operating Expenses
Pursuant to the Company’s Second Articles of Amendment and Restatement (as amended, the “Charter”), the Company was limited in the amount of certain operating expenses it may record on a rolling four-quarter basis to the greater of 2% of average invested assets and 25% of net income. Operating expenses include all costs and expenses incurred by the Company, as determined under GAAP, that in any way are related to the operation of the Company, excluding expenses of raising capital, interest payments, taxes, property operating expenses, non-cash expenditures, incentive fees, acquisition fees and acquisition expenses, real estate commissions on the resale of investments and other expenses connected with the acquisition, disposition, management and ownership of investments. During the four quarters ended December 31, 2019, the Company recorded operating expenses of $4,751,997, which include $1,239,787 incurred by the Advisor on behalf of the Company, none of which were in excess of the 2%/25% limitation, and are included in general and administrative expenses in the accompanying consolidated statements of operations. Operating expenses of $233,419 remained payable and were included in due to affiliates in the accompanying consolidated balance sheet as of December 31, 2019.
Income Taxes
The Company elected to be taxed as, and qualifies as, a REIT under the Internal Revenue Code and operated as such commencing with the taxable year ended December 31, 2016. To qualify as a REIT, the Company was required to meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual REIT taxable income to its stockholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally would not be subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. If the Company failed to qualify as a REIT in any taxable year following the year it initially elected to be taxed as a REIT, it would have been subject to federal income tax on its taxable income at regular corporate income tax rates and generally would not have been permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification was lost unless the Internal Revenue Service granted the Company relief under certain statutory provisions. Such an event could have materially adversely affected the Company’s net income and net cash available for distribution to its stockholders. During the year ended December 31, 2019, the Company believed it was organized and operated in such a manner as to qualify for treatment as a REIT.
The Company followed ASC 740, Income Taxes, to recognize, measure, present and disclose in its consolidated financial statements uncertain tax positions that it has taken or expects to take on a tax return. As of December 31, 2019 and 2018, the Company had no liabilities for uncertain tax positions that it believes should be recognized in its accompanying consolidated financial statements. Due to uncertainty regarding the realization of certain deferred tax assets, the Company has established valuation allowances, primarily in connection with the net operating loss carryforwards related to the Company. The Company was not assessed interest or penalties by any major tax jurisdictions. The Company’s evaluations were performed for all open tax years through December 31, 2019. As of December 31, 2019, the Company’s tax return for calendar year 2018, 2017 and 2016 remains subject to examination by major tax jurisdictions.

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Per Share Data
Basic loss per share attributable to common stockholders for all periods presented were computed by dividing net loss by the weighted average number of shares of the Company’s common stock outstanding for each class of shares outstanding during the period. Diluted loss per share was computed based on the weighted average number of shares of the Company’s common stock and all potentially dilutive securities, if any. Distributions declared per common share assume each share was issued and outstanding each day during the period. Nonvested shares of the Company’s restricted common stock give rise to potentially dilutive shares of the Company’s common stock but such shares were excluded from the computation of diluted earnings per share because such shares were anti-dilutive during the period.
In accordance with FASB ASC Topic 260-10-45, Earnings Per Share, the Company used the two-class method to calculate earnings per share. Basic earnings per share was calculated based on dividends declared and the rights of common shares and participating securities in any undistributed earnings, which represented net income remaining after deduction of dividends declared during the period. The undistributed earnings were allocated to all outstanding common shares based on the relative percentage of each class of shares to the total number of outstanding shares. The Company did not have any participating securities outstanding but did have multiple classes of common stock with different dividend rates and an unvested portion of restricted Class A common stock. Earnings attributable to the unvested restricted Class A common stock are deducted from earnings in the computation of per share amounts where applicable.
Segment Disclosure
The Company determined that it had one reportable segment with activities related to investing in multifamily properties. The Company’s investments in real estate were in different geographic regions, and management evaluated operating performance on an individual asset level. However, as each of the Company’s assets had similar economic characteristics, tenants and products and services, its assets were aggregated into one reportable segment.
Reclassifications
Certain amounts in the Company’s prior period consolidated financial statements were reclassified to conform to the current period presentation. These reclassifications did not change the results of operations of prior periods. On January 1, 2019, the Company adopted ASU 2016-02, as further described below. As a result, all income earned pursuant to tenant leases is reflected as one line item “Rental Income,” in the consolidated statements of operations. To facilitate comparability, the Company has reclassified the prior period’s lease and non-lease income consistently with the current periods presented.
The table below provides a reconciliation of the prior period presentation of the income statement line items that were reclassified in the Company’s consolidated statements of operations to conform to the current period presentation, pursuant to the adoption of the new lease accounting standard and election of the single component practical expedient:

	Year Ended December 31,
	2018	2017
Rental income (presentation prior to January 1, 2019)	$33,451,624	$17,550,160
Tenant reimbursements(1) (presentation prior to January 1, 2019)	4,066,310	1,915,850
Rental income (presentation effective January 1, 2019)	$37,517,934	$19,466,010
_________________
(1) Tenant reimbursements include reimbursements for recoverable costs.
Recent Accounting Pronouncements
In February 2016, the FASB established ASC 842, by issuing ASU 2016-02, which requires lessees to recognize right-of-use assets and lease liabilities for operating leases on the balance sheet and disclose key information about leasing arrangements. ASC 842 also makes targeted changes to lessor accounting. ASC 842 was subsequently amended by ASU 2018-01, Land Easement Practical Expedient for Transition to Topic 842 (“ASU 2018-01”), ASU 2018-10, Codification Improvements to Topic 842 (“ASU 2018-10”), ASU 2018-11, Targeted Improvements (“ASU 2018-11”) and ASU 2018-20, Leases (Topic 842), Narrow-scope Improvements for Lessors (“ASU 2018-20”). ASC 842 requires a modified retrospective transition approach that was effective in the first quarter of 2019, subject to early adoption. The Company elected an optional transition method that allows entities to initially apply ASC 842 at the adoption date (January 1, 2019) and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company

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evaluated the impact of ASC 842 on its leases both as it relates to the Company acting as a lessee and as a lessor. As it relates to the Company as lessor, see our revenue recognition policy above.
As it relates to the Company as a lessee, the Company elected to apply each of the practical expedients described in ASC 842-10-65-1(f) that allowed the Company, among other things, to not reassess lease classification conclusions or initial direct cost accounting as of December 31, 2018, therefore these leases continue to be accounted for as operating leases. The Company also elected the practical expedient described in ASC 842-20-25-2 not to apply the recognition requirements in ASC 842 to short-term leases and instead, to recognize lease payments in the consolidated statement of operations on a straight-line basis over the lease term. The Company did not experience a material impact on the recognition of leases in the consolidated financial statements because the quantity of leased equipment by the Company is limited and immaterial to the consolidated financial statements. Upon adoption, the Company recognized an initial operating lease right-of-use asset, net, of $18,629 and an operating lease liability, net, of $18,629.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (“ASU 2016-13”). ASU 2016-13 requires more timely recording of credit losses on loans and other financial instruments that are not accounted for at fair value through net income (loss), including loans held for investment, held-to-maturity debt securities, trade and other receivables, net investment in leases and other such commitments. ASU 2016-13 requires that financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The amendments in ASU 2016-13 require the Company to measure all expected credit losses based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the financial assets and eliminates the “incurred loss” methodology in current GAAP. In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses (“ASU 2018-19”), which clarifies that operating lease receivables accounted for under ASC 842 Leases, are not in the scope of the new credit losses guidance. The effective date and transition requirements for this guidance are the same as for ASU 2016-13. ASU 2016-13 is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. Based on its evaluation, the Company did not expect a material impact on its consolidated financial statements and related disclosures from the adoption of ASU 2016-13 because the only financial assets that were potentially within the scope of this guidance were immaterial and had limited impact on the consolidated financial statements.
In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The FASB issued ASU 2018-13 to improve the effectiveness of fair value measurement disclosures by adding, eliminating, and modifying certain disclosure requirements. The issuance of ASU 2018-13 is part of a disclosure framework project. The disclosure framework project’s objective and primary focus are to improve the effectiveness of disclosures in the notes to financial statements by facilitating clear communication of the information required by GAAP that is most important to users of each entity’s financial statements. Achieving the objective of improving the effectiveness of the notes to financial statements includes: (1) the development of a framework that promotes consistent decisions by the FASB board about disclosure requirements and (2) the appropriate exercise of discretion by reporting entities. The amendments in ASU 2018-13 modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in FASB Concepts Statement, Conceptual Framework for Financial Reporting-Chapter 8: Notes to Financial Statements, including the consideration of costs and benefits. ASU 2018-13 removed certain disclosure requirements under Topic 820 such as the disclosure requirements of the valuation process for level 3 fair value measurements and modified and added certain of the disclosure requirements in Topic 820. ASU 2018-13 requires prospective and retrospective application depending on the amendment and is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted.
3.          Real Estate
As of December 31, 2019, the Company owned nine multifamily properties, comprised of a total of 2,639 apartment homes. The total acquisition price of the Company’s real estate portfolio was $392,727,928. As of December 31, 2019 and 2018, the Company’s portfolio was approximately 94.6% and 92.4% occupied and the average monthly rent was $1,198 and $1,136, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

As of December 31, 2019 and 2018, accumulated depreciation and amortization related to the Company’s consolidated real estate properties and related intangibles were as follows:

	December 31, 2019
	Assets
	Land	Building and Improvements	Total Real Estate Held for Investment	Real Estate Held for Sale
Investments in real estate	$45,015,505	$356,833,766	$401,849,271	$—
Less: Accumulated depreciation and amortization	—	(35,758,230)	(35,758,230)	—
Total real estate, net	$45,015,505	$321,075,536	$366,091,041	$—

	December 31, 2018
	Assets
	Land	Building and Improvements	Total Real Estate Held for Investment	Real Estate Held for Sale
Investments in real estate	$45,015,505	$348,777,076	$393,792,581	$7,896,254
Less: Accumulated depreciation and amortization	—	(20,531,005)	(20,531,005)	(856,007)
Total real estate, net	$45,015,505	$328,246,071	$373,261,576	$7,040,247
Total depreciation and amortization expense was $15,575,494, $16,659,117, and $12,488,831 for the years ended December 31, 2019, 2018 and 2017, respectively.
Depreciation of the Company’s buildings and improvements was $15,574,616, $14,010,010, and $7,045,959 for the years ended December 31, 2019, 2018 and 2017, respectively.
Amortization of the Company’s tenant origination and absorption costs was $0, $2,649,107, and $5,442,872 for the years ended December 31, 2019, 2018 and 2017, respectively. Tenant origination and absorption costs had a weighted-average amortization period as of the date of acquisition of less than one year. At December 31, 2018, all tenant origination and absorption costs were fully amortized and written off.
Operating Leases
As of December 31, 2019, the Company’s real estate portfolio comprised 2,639 apartment homes and was 96.6% leased by a diverse group of residents. The residential lease terms consist of lease durations equal to twelve months or less.
Some residential leases contain provisions to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company required security deposits from tenants in the form of a cash deposit. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of its security deposit. Security deposits received in cash related to tenant leases are included in accounts payables and accrued liabilities in the accompanying consolidated balance sheets and totaled $1,148,680 and $1,015,187 as of December 31, 2019 and 2018, respectively.

As of December 31, 2019 and 2018, no tenant represented over 10% of the Company’s annualized base rent.
2019 Dispositions
Carriage House Apartment Homes
On May 19, 2016, the Company, through an indirect wholly-owned subsidiary, acquired Carriage House Apartment Homes, a multifamily property located in Gurnee, Illinois, containing 136 apartment homes. The purchase price of Carriage House

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

Apartment Homes was $7,525,000, exclusive of closing costs. On December 20, 2019, the Company sold Carriage House Apartment Homes for $9,600,000, resulting in a gain of $1,130,723, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Carriage House Apartment Homes was not affiliated with the Company or the Advisor.
The results of operations for the years ended December 31, 2019, 2018 and 2017, through the date of sale for Carriage House Apartment Homes, were included in continuing operations on the Company’s consolidated statements of operations and are as follows:

	Years Ended December 31,
	2019	2018	2017
Revenues:
Rental income	$1,309,803	$1,244,028	$1,301,505
Other income	11,702	9,928	23,572
Total revenues	1,321,505	1,253,956	1,325,077
Expenses:
Operating, maintenance and management	647,992	586,096	537,649
Real estate taxes and insurance	188,049	172,915	169,222
Fees to affiliates	82,454	64,914	58,445
Depreciation and amortization	346,655	378,182	345,004
Interest expense	278,751	263,901	211,607
General and administrative expenses	(198,718)	246,130	5,660
Total expenses	$1,345,183	$1,712,138	$1,327,587
4.          Other Assets
As of December 31, 2019 and 2018, other assets consisted of:

	December 31,
	2019	2018
Prepaid expenses	$352,287	$262,850
Operating lease right-of-use assets, net	42,150	—
Interest rate cap agreements	5,827	377,456
Deposits	239,749	266,394
Other assets	$640,013	$906,700

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

5.          Debt
Mortgage Notes Payable
The following is a summary of mortgage notes payable, net secured by real property as of December 31, 2019 and 2018.

	December 31, 2019
			Interest Rate Range		Weighted Average Interest Rate
Type	Number of Instruments	Maturity Date Range	Minimum	Maximum		Principal Outstanding
Variable rate(1)	2	1/1/2027 - 9/1/2027	1-Mo LIBOR + 2.195%	1-Mo LIBOR + 2.31%	4.01%	$64,070,000
Fixed rate	7	8/1/2024 - 6/1/2029	3.73%	4.66%	3.91%	219,535,000
Mortgage notes payable, gross	9				3.93%	283,605,000
Deferred financing costs, net(2)						(1,657,047)
Mortgage notes payable, net						$281,947,953

	December 31, 2018
			Interest Rate Range		Weighted Average Interest Rate
Type	Number of Instruments	Maturity Date Range	Minimum	Maximum		Principal Outstanding
Variable rate(1)	6	6/1/2026 - 9/1/2027	1-Mo LIBOR + 2.195%	1-Mo LIBOR + 2.52%	4.86%	$156,892,000
Fixed rate	4	8/1/2024 - 6/1/2028	3.82%	4.66%	4.02%	124,674,000
Mortgage notes payable, gross	10				4.49%	281,566,000
Deferred financing costs, net(2)						(1,479,079)
Mortgage notes payable, net						$280,086,921
_________

(1)	See Note 10 (Derivative Financial Instruments) for a discussion of the interest rate cap agreements used to manage the exposure to interest rate movement on the Company’s variable rate loans.

(2)	Accumulated amortization related to deferred financing costs, net as of December 31, 2019 and 2018 was $537,036 and $361,008, respectively.

Refinancing Transactions
On May 31, 2019 (the “Closing Date”), three indirect wholly-owned subsidiaries of the Company (each, a “Borrower” and collectively the “Borrowers”) terminated the existing mortgage loans with their lenders for an aggregate principal amount of $87,122,000 and entered into new loan agreements (each, a “Loan Agreement”) with, as applicable, PNC Bank, National Association (“PNC Bank”) and Newmark Knight Frank (“Newmark” and, together with PNC Bank, the “Lenders”) for an aggregate principal amount of $94,861,000 (the “Refinancing Transactions”). Each Borrower entered into a Loan Agreement with the applicable Lender pursuant to Fannie Mae’s Green Execution Program (the “GEP”), as evidenced by a multifamily note. Pursuant to the GEP, the applicable Lender originates the mortgage loan and then transfers the loan to Fannie Mae. Each Loan Agreement provides for a term loan with a maturity date of June 1, 2029 (the “Maturity Date”), unless the Maturity Date is accelerated in accordance with the Loan terms. Each Loan with Newmark (each a “Newmark Loan” and, collectively the “Newmark Loans”) accrues interest at a fixed rate of 3.73% per annum. The loan with PNC Bank accrues interest at a fixed rate

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

of 3.82% per annum. The entire outstanding principal balance and any accrued and unpaid interest on each of the Loans are due on the Maturity Date. Interest and principal payments on the Newmark Loans are payable monthly in arrears on specified dates as set forth in each Loan Agreement. Monthly payments are due and payable on the first day of each month, commencing July 1, 2019. The Company paid $491,655 in the aggregate in loan origination fees to the Lenders in connection with the Refinancing Transactions, and paid the Advisor a loan coordination fee of $711,459. The Loans are included in the mortgage notes payable table above as of December 31, 2019.
Maturity and Interest
The following is a summary of the Company’s aggregate maturities as of December 31, 2019:

		Maturities During the Years Ending December 31,
Contractual Obligations	Total	2020	2021	2022	2023	2024	Thereafter
Principal payments on outstanding debt obligations(1)	$283,605,000	$266,968	$1,727,923	$2,503,212	$3,197,786	$47,601,330	$228,307,781
__________

(1)
Scheduled principal payments on outstanding debt obligations are based on the terms of the notes payable agreements. Amounts exclude the deferred financing costs, net associated with the notes payable.

The Company’s mortgage notes payable contain customary financial and non-financial debt covenants. As of December 31, 2019 and 2018, the Company was in compliance with all debt covenants.
For the years ended December 31, 2019, 2018 and 2017, the Company incurred interest expense of $13,027,700, $11,657,873 and $5,898,156, respectively. Interest expense for the years ended December 31, 2019, 2018 and 2017, includes amortization of deferred financing costs of $262,460, $234,562 and $119,514 and net unrealized losses (gains) from the change in fair value of interest rate cap agreements of $395,629, $(119,837) and $444,252, respectively.
Interest expense of $956,380 and $1,064,648 was payable as of December 31, 2019 and 2018, respectively, and is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.
6.         Stockholders’ Equity
 General
Under the Company’s Second Articles of Amendment and Restatement (the “Charter”), the total number of shares of capital stock authorized for issuance was 1,300,000,000, consisting of 1,200,000,000 shares of common stock, $0.01 par value per share, of which 480,000,000 shares were classified as Class A common stock, 240,000,000 shares were classified as Class R common stock and 480,000,000 shares were classified as Class T common stock, and 100,000,000 shares of preferred stock, $0.01 par value per share.
Common Stock
The shares of the Company’s common stock entitled the holders to one vote per share on all matters upon which stockholders were entitled to vote, to receive dividends and other distributions as authorized by the Company’s board of directors in accordance with the MGCL and to all rights of a stockholder pursuant to the MGCL. The common stock had no preferences or preemptive, conversion or exchange rights.
On August 24, 2015, the Company issued 8,000 shares of Class A common stock for $200,000 to the Advisor.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

The following table reflects information regarding shares of common stock sold in the Public Offering from inception through December 31, 2019:

	December 31, 2019
	Class A	Class R	Class T	Total
Shares of common stock issued - Primary Offering	3,371,785	465,907	4,427,053	8,264,745
Shares of common stock issued - DRP	157,012	13,622	227,925	398,559
Total shares of common stock issued - Public Offering	3,528,797	479,529	4,654,978	8,663,304
Gross offering proceeds - Primary Offering	$83,142,845	$10,482,148	$105,408,116	$199,033,109
Gross offering proceeds - DRP	3,691,826	306,640	5,150,991	9,149,457
Total offering proceeds - Public Offering	$86,834,671	$10,788,788	$110,559,107	$208,182,566
Offering costs before distribution and shareholder servicing fees				(27,624,273)
Offering proceeds, net of offering costs				$180,558,293
For the years ended December 31, 2019, 2018 and 2017, the Company issued zero, 550 and 1,100 shares of Class A common stock to its independent directors pursuant to the Company’s independent directors’ compensation plan at a value of $25.00 per share as base annual compensation and compensation for attending meetings of the Company’s board of directors. See Note 8 (Long-Term Incentive Award Plan and Independent Director Compensation) for additional information. The shares of common stock vested and became non-forfeitable immediately upon the date of grant. Included in general and administrative expenses is $0, $13,750 and $27,500 for the years ended December 31, 2019, 2018 and 2017, respectively, for compensation expense related to the issuance of common stock to the Company’s independent directors.
On November 7, 2019 and August 9, 2018, the Company granted 1,000 shares of restricted Class A common stock to each of its three independent directors pursuant to the Company’s independent directors’ compensation plan at a fair value of $22.54 and $25.00, respectively, per share in connection with their re-election to the board of directors at the Company’s annual meeting of stockholders. The shares of restricted common stock vest and become non-forfeitable in four equal annual installments, beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the shares of restricted common stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of the Company. All remaining shares of unvested restricted common stock vested and became non-forfeitable upon the closing of the Merger on March 6, 2020 and were converted into shares of common stock of STAR.
The issuance and vesting activity for the years ended December 31, 2019, 2018 and 2017 for the restricted stock issued to the Company’s independent directors as compensation for services in connection with the Company raising $2,000,000 in the Public Offering and the independent directors’ re-election to the board of directors at the Company’s annual meeting is as follows:

	Year Ended December 31,
	2019	2018	2017
Nonvested shares at the beginning of the year	5,250	5,250	4,500
Granted shares	3,000	3,000	3,000
Vested shares	(3,750)	(3,000)	(2,250)
Nonvested shares at the end of the year	4,500	5,250	5,250
Included in general and administrative expenses is $71,055, $82,346 and $63,591 for the years ended December 31, 2019, 2018 and 2017 respectively, for compensation expense related to the issuance of restricted common stock. As of December 31, 2019, the compensation expense related to the issuance of the restricted common stock not yet recognized was $89,582. The weighted average remaining term of the restricted common stock was 1.39 years as of December 31, 2019. As of December 31, 2019, no shares of restricted common stock issued to the independent directors have been forfeited.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

Preferred Stock
The Charter also provided the Company’s board of directors with the authority to issue one or more classes or series of preferred stock, and prior to the issuance of such shares of preferred stock, the board of directors had the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares of preferred stock. The Company’s board of directors was authorized to amend the Charter without the approval of the stockholders to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. As of December 31, 2019 and 2018, no shares of the Company’s preferred stock were issued and outstanding.
Distribution Reinvestment Plan
The Company’s board of directors approved the DRP through which common stockholders may elect to reinvest an amount equal to the distributions declared on their shares of common stock in additional shares of the Company’s common stock in lieu of receiving cash distributions. The purchase price per Class A, Class R and Class T share of common stock under the DRP was initially $23.75, $22.50 and $22.62, respectively. On October 9, 2018, the Company’s board of directors approved a price per Class A, Class R and Class T share of common stock for the DRP of $22.54, effective November 1, 2018. The Company’s board of directors elected to suspend the DRP with respect to distributions that accrued after February 1, 2019. As a result, all distributions beginning with distributions that accrued in February 2019 were paid in cash.
Share Repurchase Program and Redeemable Common Stock
The Company’s share repurchase program provided an opportunity for stockholders to have their shares of common stock repurchased by the Company, subject to certain restrictions and limitations. No shares could be repurchased under the Company’s share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period did not apply to repurchases requested within 270 days after the death or disability of a stockholder.
Prior to the date the Company announced an estimated value per share of its common stock, the purchase price for shares repurchased under the Company’s share repurchase program was as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Purchase Price
2 years	95.0% of Purchase Price
3 years	97.5% of Purchase Price
4 years	100.0% of Purchase Price
In the event of a stockholder’s death or disability	Average Issue Price for Shares(2)
_______________
(1)  As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. Repurchase price includes the full amount paid for each share, including all sales commissions and dealer manager fees.
(2) The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares. The required one-year holding period does not apply to repurchases requested within 270 days after the death or disability of a stockholder.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

Beginning October 12, 2018, the date the Company first published its estimated value per share of its common stock, the purchase price for shares repurchased under the Company’s share repurchase program was as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)(2)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of the Lesser of Purchase Price or Estimated Value per Share
2 years	95.0% of the Lesser of Purchase Price or Estimated Value per Share
3 years	97.5% of the Lesser of Purchase Price or Estimated Value per Share
4 years	100.0% of the Lesser of Purchase Price or Estimated Value per Share
In the event of a stockholder’s death or disability	Average Issue Price for Shares(3)
_______________
(1)  As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. Repurchase price includes the full amount paid for each share, including all sales commissions and dealer manager fees.

(2)
For purposes of the share repurchase program, the “Estimated Value per Share” will equal the most recent publicly disclosed estimated value per share determined by the Company’s board of directors. On October 12, 2018, the Company publicly disclosed an estimated value per share of $22.54 for each class of shares of its common stock based on valuations by independent third-party appraisers or qualified valuation experts.

(3)
The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares. The required one-year holding period does not apply to repurchases requested within 270 days after the death or disability of a stockholder.

The purchase price per share for shares repurchased pursuant to the Company’s share repurchase program was further reduced by the aggregate amount of net proceeds per share, if any, distributed to the Company’s stockholders prior to the repurchase date as a result of the sale of one or more of the Company’s assets that constituted a return of capital distribution as a result of such sales.
Repurchases of shares of the Company’s common stock were made quarterly upon written request to the Company at least 15 days prior to the end of the applicable quarter. Repurchase requests were honored approximately 30 days following the end of the applicable quarter (the “Repurchase Date”). Prior to the effective time of the Merger, stockholders were able to withdraw their repurchase request at any time up to three business days prior to the Repurchase Date.
The following table reflects repurchase activity for the years ended December 31, 2019 and 2018:

	Year Ended December 31, 2019
	Class A	Class R	Class T	Total
Repurchase requests (in shares)	50,431	713	25,621	76,765
Repurchase requests (value)	$1,123,505	$14,841	$572,261	$1,710,607
Repurchases fulfilled (in shares)	66,030	713	23,386	90,129
Repurchase requests fulfilled (value)	$1,453,327	$14,841	$519,115	$1,987,283

	Year Ended December 31, 2018
	Class A	Class R	Class T	Total
Repurchase requests (in shares)	43,329	3,608	2,527	49,464
Repurchase requests (value)	$988,099	$75,097	$57,002	$1,120,198
Repurchases fulfilled (in shares)	20,210	3,608	2,528	26,346
Repurchase requests fulfilled (value)	$463,669	$75,097	$57,002	$595,768
As of December 31, 2019 and 2018, the Company had outstanding and unfulfilled repurchase requests of 12,815 Class A and Class T shares and 26,177 Class A shares and recorded $319,146 and $595,821 in accounts payable and accrued liabilities on the accompanying consolidated balance sheets related to these unfulfilled repurchase requests. The Company repurchased

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

the outstanding repurchase requests as of December 31, 2019 and 2018 of $319,146 and $595,821 on the January 31, 2020 and 2019 Repurchase Dates.
In connection with the announcement of the then-proposed Merger, on August 5, 2019, the board of directors approved the Amended and Restated Share Repurchase Plan (the “Amended & Restated SRP”), which became effective September 5, 2019, and applied with repurchases made on Repurchase Dates subsequent to the effective date of the Amended & Restated SRP. Under the Amended & Restated SRP, the Company will only repurchase shares of common stock in connection with the death or qualifying disability (as defined in the Amended & Restated SRP) of a stockholder, subject to certain terms and conditions specified in the Amended & Restated SRP.
The Company could not guarantee that the funds set aside for the share repurchase program would be sufficient to accommodate all repurchase requests made in any quarter. In the event that the Company did not have sufficient funds available to repurchase all of the shares of the Company’s common stock for which repurchase requests were submitted in any quarter, such outstanding repurchase requests were automatically rolled over to the subsequent quarter and priority was given to redemption requests in the case of the death or disability of a stockholder. If the Company repurchased less than all of the shares subject to a repurchase request in any quarter, with respect to any shares which were not repurchased, a stockholder could withdraw the stockholder’s request for repurchase. Pending requests were honored among all requests for redemptions in any given repurchase period as follows: first, pro rata as to repurchases sought upon a stockholder’s death or disability; and, next, pro rata as to other repurchase requests. Shares repurchased under the share repurchase program to satisfy the required minimum distribution requirements under the Internal Revenue Code applicable to retirement benefit plans and IRAs were repurchased on or after the first anniversary of the date of purchase of such shares at 100% of the purchase price or at 100% of the estimated value per share, as applicable.
The Company was not obligated to repurchase shares of its common stock under the share repurchase program. The share repurchase program limited the number of shares to be repurchased in any calendar year to (1) 5% of the weighted average number of shares of common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the DRP in the prior calendar year, plus such additional funds as may be reserved for that purpose by the Company’s board of directors. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. There was no fee in connection with a repurchase of shares of the Company’s common stock pursuant to the Company’s share repurchase program.
Prior to the effective time of the Merger, the Company’s board of directors could, in its sole discretion, amend, suspend or terminate the share repurchase program at any time upon 30 days’ notice to its stockholders if it determined that the funds available to fund the share repurchase program were needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program was in the best interest of the Company’s stockholders. Therefore, a stockholder may not have had the opportunity to make a repurchase request prior to any potential termination of the Company’s share repurchase program.
Pursuant to the share repurchase program, for the year ended December 31, 2019, the Company reclassified $3,015,937, net of $1,987,283 of fulfilled repurchase requests, respectively, from temporary equity to permanent equity, which are included as additional paid-in capital in the accompanying consolidated balance sheets. For the year ended December 31, 2018, the Company reclassified $4,174,775, net of $595,768 of fulfilled repurchase requests, respectively, from permanent equity to temporary equity, which is included as redeemable common stock on the accompanying consolidated balance sheets.
Distributions
The Company’s long-term policy was to pay distributions solely from cash flow from operations. However, because the Company could have received income from interest or rents at various times during the Company’s fiscal year and because the Company could have needed cash flow from operations during a particular period to fund capital expenditures and other expenses, the Company’s expectation during its operational stage was that it would continue to declare distributions in anticipation of cash flow that the Company expected to receive during a later period, and the Company expected to pay these distributions in advance of its actual receipt of these funds. In these instances, the Company’s board of directors had the authority under its organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by the Advisor, in its sole

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

discretion. If the Company paid distributions from sources other than cash flow from operations, the Company would have had fewer funds available for investments and stockholders’ overall return on their investment in the Company was reduced.
The Company elected to be taxed as, and qualified, as a REIT for federal income tax purposes commencing with the taxable year ended December 31, 2016. To qualify as a REIT, the Company was required to make aggregate annual distributions to its stockholders of at least 90% of the Company’s REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). The Company met the REIT qualification requirements since the taxable year ended December 31, 2016, and the Company was not subject to federal income tax on the income that the Company distributed to its stockholders each year.
Distributions Declared and Paid
The following table reflects per share daily distribution rates and annualized distribution rates for the four fiscal quarters of 2019 and 2018:

	2019(1)
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Daily Distribution per Class A share (2)	$0.004110	$0.004110	$0.004110	$0.004110
Daily Distribution per Class R share (2)(3)	$0.004110	$0.004110	$0.004110	$0.004110
Daily Distribution per Class T share (2)(4)	$0.004110	$0.004110	$0.004110	$0.004110
Annualized Rate Based on Purchase Price:
Per Class A share	6.00%	6.00%	6.00%	6.00%
Per Class R share	6.67%	6.67%	6.67%	6.67%
Per Class T share	6.30%	6.30%	6.30%	6.30%

	2018(1)
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Daily Distribution per Class A share (2)	$0.004110	$0.004110	$0.004110	$0.004110
Daily Distribution per Class R share (2)(3)	$0.00394521	$0.00394521	$0.00394521	$0.004110
Daily Distribution per Class T share (2)(4)	$0.003376	$0.003376	$0.003376	$0.004110
Annualized Rate Based on Purchase Price:
Per Class A share	6.00%	6.00%	6.00%	6.00%
Per Class R share	6.40%	6.40%	6.40%	6.67%
Per Class T share	5.17%	5.17%	5.17%	6.30%
_________________

(1)
The Company’s board of directors approved a cash distribution that accrued at the above rates per day for each share of the Company’s Class A common stock, Class R common stock and Class T common stock, which if paid each day over a 365-day period during fiscal years 2019 and 2018, respectively, is equivalent to the per share annualized rates reflected above based on a purchase price of $25.00 per share of Class A common stock, $22.50 per share of Class R common stock and $23.81 per share of Class T common stock.

(2)
The distributions declared accrue daily to stockholders of record as of the close of business on each day and are payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month.

(3)
Distributions during the fiscal year 2018 were based on daily record dates and calculated at a rate of $0.00394521 per share of Class R common stock per day for Class R common stock subject to an annual distribution and shareholder servicing fee of 0.27%. In some instances during the year ended December 31, 2018, the Company paid distributions at a rate of $0.00369863 per share of Class R common stock per day for Class R common stock subject to an annual distribution and shareholder servicing fee of 0.67%.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

(4)
Distributions during the year ended December 31, 2018 were based on daily record dates and calculated at a rate of $0.003376 per share of Class T common stock per day for Class T common stock subject to an annual distribution and shareholder servicing fee of 1.125%. In some instances during the year ended December 31, 2018, the Company paid distributions at a rate of $0.003457 subject to an annual distribution and shareholder fee of 1.0%.

The following tables reflect distributions declared and paid to Class A common stockholders, Class R common stockholders and Class T common stockholders for the years ended December 31, 2019 and 2018:

	Year Ended December 31, 2019
	Class A	Class R	Class T	Total
DRP distributions declared (in shares)	7,715	909	14,754	23,378
DRP distributions declared (value)	$173,894	$20,497	$332,561	$526,952
Cash distributions declared	5,061,690	692,595	6,626,064	12,380,349
Total distributions declared	$5,235,584	$713,092	$6,958,625	$12,907,301

DRP distributions paid (in shares)	15,487	1,845	31,246	48,578
DRP distributions paid (value)	$349,083	$41,587	$704,285	$1,094,955
Cash distributions paid	4,887,168	673,283	6,324,114	11,884,565
Total distributions paid	$5,236,251	$714,870	$7,028,399	$12,979,520

	Year Ended December 31, 2018
	Class A	Class R	Class T	Total
DRP distributions declared (in shares)	82,435	8,689	138,442	229,566
DRP distributions declared (value)	$1,929,937	$195,619	$3,128,060	$5,253,616
Cash distributions declared	2,973,947	401,443	2,335,712	5,711,102
Total distributions declared	$4,903,884	$597,062	$5,463,772	$10,964,718

DRP distributions paid (in shares)	80,821	8,270	130,738	219,829
DRP distributions paid (value)	$1,901,022	$186,153	$2,955,129	$5,042,304
Cash distributions paid	2,918,723	384,993	2,195,243	5,498,959
Total distributions paid	$4,819,745	$571,146	$5,150,372	$10,541,263
As of December 31, 2019, $1,097,596 of distributions declared were payable and are included in distributions payable in the accompanying consolidated balance sheets, which included $447,372, $60,544 and $589,680 of Class A common stock, Class R common stock and Class T common stock, respectively, all of which were payable in cash.
As of December 31, 2018, $1,169,815 of distributions declared were payable and included in distributions payable in the accompanying consolidated balance sheets, which included $448,039, $62,322 and $659,454 of Class A common stock, Class R common stock and Class T common stock, respectively, of which $175,189, $21,090 and $371,724, or 7,772, 936 and 16,492 shares of Class A common stock, Class R common stock and Class T common stock, were attributable to the DRP, respectively.
As reflected in the table above, for the year ended December 31, 2019, the Company paid total distributions of $12,979,520, which related to distributions declared for each day in the period from December 1, 2018 through November 30, 2019, respectively.
For the year ended December 31, 2018, the Company paid total distributions of $10,541,263, which related to distributions declared for each day in the period from December 1, 2017 through November 30, 2018, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

7.          Related Party Arrangements
The Company entered into the Advisory Agreement with the Advisor and a Dealer Manager Agreement with the Dealer Manager. Pursuant to the Advisory Agreement and Dealer Manager Agreement, the Company paid the Advisor, its affiliates, including the Company’s external property manager and the Dealer Manager specified fees upon the provision of certain services related to the Public Offering, the investment of funds in real estate and real estate-related investments and the management of the Company’s investments and for other services (including, but not limited to, the disposition of investments) as well as make certain distributions in connection with the Company’s liquidation or listing on a national stock exchange. Subject to the limitations described below, the Company also reimbursed the Advisor and its affiliates for organization and offering costs incurred by the Advisor and its affiliates on behalf of the Company, as well as acquisition and certain operating expenses incurred on behalf of the Company or incurred in connection with providing services to the Company.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

Amounts attributable to the Advisor and its affiliates incurred (earned) for the years ended December 31, 2019, 2018 and 2017 are as follows:

	Incurred (Earned) For The Year Ended December 31,
	2019	2018	2017
Consolidated Statements of Operations:
Expensed
Investment management fees(1)	$4,439,258	$4,167,442	$1,655,649
Acquisition expenses(2)	—	2,474	105,105
Loan coordination fees(1)	711,458	—	—
Disposition fees(3)	144,000	—	—
Property management:
Fees(1)	1,263,831	1,179,534	572,575
Reimbursement of onsite personnel(4)	3,811,369	3,481,479	1,649,259
Reimbursement of other(1)	811,366	452,225	174,073
Reimbursement of property operations(4)	29,725	27,336	20,040
Reimbursement of property G&A(2)	34,484	36,828	12,040
Other operating expenses(2)	1,239,787	1,176,246	1,024,078
Rental revenue(5)	(22,978)	(10,026)	—
Property insurance(6)	623,362	375,478	74,890
Insurance proceeds(2)	—	(75,000)	—
Consolidated Balance Sheets:
Assets:
Capitalized
Acquisition fees(7)	—	624,854	5,575,417
Acquisition expenses(7)	2,698	161,242	851,694
Construction management:
Fees(8)	404,995	178,756	172,975
Reimbursements of labor costs(8)	136,798	385,876	226,195
Capital expenditures(8)	32,356	21,538	50,990
Additional paid-in capital
Other offering costs reimbursement	—	5,085,703	6,167,169
Selling commissions:
Class A	—	926,929	2,255,616
Class T	—	801,531	1,728,311
Dealer manager fees:
Class A	—	422,055	1,164,070
Class T	—	667,939	1,440,260
Distribution and shareholder servicing fee:
Class R(9)	—	(164,429)	141,570
Class T(9)	—	(1,951,285)	2,304,514
	$13,662,509	$17,974,725	$27,366,490
____________________

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

(1)	Included in fees to affiliates in the accompanying consolidated statements of operations.

(2)	Included in general and administrative expenses in the accompanying consolidated statements of operations.

(3)	Included in gain on sale of real estate, net in the accompanying consolidated of operations.

(4)	Included in operating, maintenance and management in the accompanying consolidated statements of operations.

(5)	Included in rental income in the accompanying consolidated statements of operations.

(6)
Property related insurance expense and the amortization of the prepaid insurance deductible account are included in general and administrative expenses in the accompanying consolidated statements of operations. The amortization of the prepaid property insurance is included in operating, maintenance and management expenses in the accompanying consolidated statements of operations. The prepaid insurance is included in other assets in the accompanying consolidated balance sheets upon payment.

(7)	Included in total real estate, cost in the accompanying consolidated balance sheets.

(8)	Included in building and improvements in the accompanying consolidated balance sheets.

(9)	Included in additional paid-in capital as commissions on sales of common stock and related dealer manager fees to affiliates in the accompanying consolidated statements of stockholders’ equity.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

Amounts attributable to the Advisor and its affiliates paid (received) for the years ended December 31, 2019, 2018 and 2017 are as follows:

	Paid (Received) During The Year Ended December 31,
	2019	2018	2017
Consolidated Statements of Operations:
Expensed
Investment management fees	$4,032,650	$3,509,826	$1,642,290
Acquisition expenses	—	2,474	105,105
Loan coordination fees	711,458	—	—
Property management:
Fees	1,262,447	1,093,795	502,873
Reimbursement of onsite personnel	3,795,278	3,436,176	1,527,791
Other fees	809,427	448,684	167,887
Other fees - property operations	27,310	27,336	20,040
Other fees - G&A	32,384	36,828	12,040
Other operating expenses	1,111,859	1,173,364	1,230,843
Rental revenue	(22,978)	(10,026)	—
Property insurance	709,141	399,692	89,938
Insurance proceeds	(75,000)	—	—
Consolidated Balance Sheets:
Assets:
Capitalized
Acquisition fees	—	2,347,495	4,801,907
Acquisition expenses	2,698	161,242	907,885
Construction management:
Fees	390,003	180,267	167,543
Reimbursements of labor costs	150,395	382,085	213,099
Capital expenditures	32,356	21,538	50,990
Additional paid-in capital
Other offering costs reimbursement	3,680,816	1,810,661	7,377,882
Selling commissions:
Class A	—	926,929	2,255,616
Class T	—	801,531	1,728,311
Dealer manager fees:
Class A	—	422,055	1,164,070
Class T	—	667,939	1,440,260
Distribution and shareholder servicing fee:
Class R	—	19,866	13,095
Class T	—	802,558	466,625
	$16,650,244	$18,662,315	$25,886,090

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

Amounts attributable to the Advisor and its affiliates that are payable (receivable/prepaid) as of December 31, 2019 and 2018, are as follows:

	Payable (Receivable/Prepaid) as of December 31,
	2019	2018
Consolidated Statements of Operations:
Expensed
Investment management fees	$1,117,633	$711,025
Disposition fees	144,000	—
Property management:
Fees	181,592	180,208
Reimbursement of onsite personnel	204,027	187,936
Other fees	13,112	11,173
Other fees - property operations	2,415	—
Other fees - G&A	2,100	—
Other operating expenses	233,419	105,491
Property insurance	(126,055)	(40,276)
Insurance proceeds	—	(75,000)

Consolidated Balance Sheets:
Capitalized
Construction management:
Fees	20,248	5,256
Reimbursements of labor costs	3,302	16,899
Additional paid-in capital
Other offering costs reimbursement	—	3,680,816
	$1,795,793	$4,783,528
Organization and Offering Costs
Organization and offering expenses include all expenses (other than sales commissions, the dealer manager fee and the distribution and shareholder servicing fee) paid by the Company in connection with the Public Offering, including legal, accounting, tax, printing, mailing and filing fees, charges of the Company’s escrow holder and transfer agent, expenses of organizing the Company, data processing fees, advertising and sales literature costs, transfer agent costs, information technology costs, bona fide out-of-pocket due diligence costs and amounts to reimburse the Advisor or its affiliates for the salaries of its employees and other costs in connection with preparing sales materials and providing other administrative services in connection with the Public Offering. Any such reimbursement will not exceed actual expenses incurred by the Advisor. After the termination of the Public Offering, the Advisor had an obligation to reimburse the Company to the extent total organization and offering expenses (including sales commissions, dealer manager fees and the distribution and shareholder servicing fees) incurred by the Company exceed 15% of the gross proceeds raised in the Primary Offering. Total organization and offering expenses incurred by the Company did not exceed 15% of the gross offering proceeds raised in the Primary Offering.
The Company also reimbursed costs of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of the Company’s affiliates to attend seminars conducted by broker-dealers and, in certain cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of the Company’s shares and the ownership of the Company’s shares by such broker-dealers’ customers; provided, however, that the Company did not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross offering proceeds of the Primary Offering, as required by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

Organization and offering costs include payments made to Crossroads Capital Advisors, whose parent company indirectly owns 25% of the Sponsor, for certain specified services provided to the Company on behalf of the Advisor, including, without limitation, establishing operational and administrative processes; engaging and negotiating with vendors; providing recommendations and advice for the development of marketing materials and ongoing communications with investors; and assisting in public relations activities and the administration of the DRP and share repurchase program. From the commencement of the Public Offering through December 31, 2019 and 2018, the Advisor had incurred on the Company’s behalf $1,127,576 and $1,127,576, respectively, of costs attributable to Crossroads Capital Advisors for the services described above, all of which was recorded by the Company as offering costs during the applicable periods.
The amount of reimbursable organization and offering (“O&O”) costs that have been paid or recognized from inception through December 31, 2019 is as follows:

	Amount	Percentage of Gross Offering Proceeds
Gross offering proceeds:	$199,033,109	100.00%
O&O limitation	15.00%
Total O&O costs available to be paid/reimbursed	$29,854,966	15.00%

O&O expenses recorded:
Sales commissions	$7,980,090	4.01%
Broker dealer fees(1)	5,061,337	2.54%
Distribution and shareholder servicing fees(2)	1,334,800	0.67%
Offering cost reimbursements	14,582,846	7.33%
Organizational costs reimbursements	26,980	0.01%
Total O&O cost reimbursements recorded by the Company	$28,986,053	14.56%
_____________________

(1)	Includes $1,903,127 of marketing reallowance paid to participating broker dealers.

(2)
Includes the distribution and shareholder servicing fees paid from inception through December 31, 2019, for Class R shares of 0.27% and 0.67%, and Class T shares up to 1.125% of the purchase price per share sold in the Public Offering. The distribution and shareholder servicing fees were paid from sources other than Public Offering proceeds.

When recognized, organization costs are expensed as incurred. From inception through December 31, 2019, the Advisor incurred $26,980 of organizational costs on the Company’s behalf, all of which was reimbursed to the Advisor.
Offering costs, including selling commissions and dealer manager fees and the distribution and shareholder servicing fees, were deferred and charged to stockholders’ equity. All such amounts were reimbursed to the Advisor, the Dealer Manager or their affiliates from gross offering proceeds except for the distribution and shareholder servicing fees, which were paid from sources other than Public Offering proceeds. For the years ended December 31, 2019, 2018 and 2017, the Advisor incurred $0, $4,394,430 and $9,976,583 of offering costs related to the Public Offering, respectively. The Advisor incurred total offering costs related to the Public Offering of $25,485,548 from inception through December 31, 2019, of which $17,875,513 was paid. The Company accrued $0 and $3,680,816 for the reimbursement of offering costs in the accompanying consolidated balance sheets as of December 31, 2019 and 2018, respectively.
Investment Management Fee
The Company paid the Advisor a monthly investment management fee equal to one-twelfth of 1.0% of the value of the Company’s investments in properties and real estate-related assets. For the purposes of the investment management fee, the value of the Company’s investments in properties equaled their costs, until the investments were valued by an independent third-party appraiser or qualified independent valuation expert. “Costs” are calculated by including acquisition fees,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

acquisition expenses, renovations and upgrades, and any debt attributable to such investments, or the Company’s proportionate share thereof in the case of investments made through joint ventures.
Acquisition Fees and Expenses
The Company paid the Advisor an acquisition fee equal to 2.0% of the cost of the investment which includes the amount actually paid or budgeted to fund the acquisition, origination, development, construction or improvement (i.e. value-enhancement) of any real property or real estate-related asset acquired. In addition to acquisition fees, the Company reimbursed the Advisor for amounts directly incurred by the Advisor and amounts the Advisor paid to third parties in connection with the selection, evaluation, acquisition and development of a property or acquisition of real estate-related assets, whether or not the Company ultimately acquired the property or the real estate-related assets.
The Charter limited the Company’s ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price. Under the Charter, a majority of the Company’s board of directors, including a majority of the independent directors, was required to approve any acquisition fees (or portion thereof) that would cause the total of all acquisition fees and expenses relating to an acquisition to exceed 6.0% of the contract purchase price. In connection with the purchase of securities, the acquisition fee could have been paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the acquisition fee to a firm that was not a registered broker-dealer.
Loan Coordination Fee
Subject to the determination by a majority of the independent directors that the Advisor provided a substantial amount of services in connection with the origination or refinancing of any debt financing obtained by the Company that was used to refinance properties or other permitted investments or financing in connection with a recapitalization of the Company, the Company paid the Advisor a loan coordination fee equal to 0.75% of the amount available under such financing.
Property Management Fees and Expenses
The Company had entered into Property Management Agreements (each, as amended from time to time, a “Property Management Agreement”) with Steadfast Management Company, Inc., an affiliate of the Sponsor (the “Property Manager”), in connection with the management of each of the Company’s properties. The property management fee payable with respect to each property under the Property Management Agreements at December 31, 2019, ranged from 2.75% to 3.0% of the gross revenue of the property (as defined in the Property Management Agreement). In addition, the Property Manager could have also earned an incentive management fee equal to 1.0% of total collections based on performance metrics of the property. The Property Manager could have subcontracted with third-party property managers and would have been responsible for supervising and compensating those third-party property managers and would have been paid an oversight fee equal to 1.0% of the gross revenues of the property managed for providing such supervisory services. In no event would the Company pay its Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. Each Property Management Agreement had an initial one-year term and continued thereafter on a month-to-month basis unless either party gave a 60-day prior notice of its desire to terminate the Property Management Agreement, provided that the Company could terminate the Property Management Agreement at any time upon a determination of gross negligence, willful misconduct or bad acts of the Property Manager or its employees or upon an uncured breach of the Property Management Agreement upon 30 days’ prior written notice to the Property Manager. In the event of a termination of the Property Management Agreement by the Company without cause, the Company would have paid a termination fee to the Property Manager equal to three months of the monthly management fee based on the average gross collections for the three months preceding the date of termination.
In addition to the property management fee, the Property Management Agreements also specified certain other reimbursements payable to the Property Manager or its affiliates, including reimbursements for benefit administration, information technology infrastructure, licenses, support and training services and capital expenditures. The Company also reimbursed the Property Manager for the salaries and related benefits of on-site property management employees.
Construction Management Fees
The Company entered into Construction Management Agreements (each a “Construction Management Agreement”) with Pacific Coast Land & Construction, Inc., an affiliate of the Sponsor (the “Construction Manager”), in connection with capital improvements and renovation or value-enhancement projects for certain properties the Company acquires. The construction management fee payable with respect to each property under the Construction Management Agreements was

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

equal to 6.0% of the costs of the improvements for which the Construction Manager had planning and oversight authority. Generally, each Construction Management Agreement could be terminated by either party with 30 days’ prior written notice to the other party. Construction management fees were capitalized to the respective real estate properties in the period in which they were incurred, as such costs related to capital improvements and renovations for apartment homes taken out of service while they underwent the planned renovation.
The Company could also reimburse the Construction Manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations.
Property Insurance
The Company deposited amounts with an affiliate of the Sponsor to fund a prepaid insurance deductible account to cover the cost of required insurance deductibles across all properties of the Company and other affiliated entities. Upon filing a major claim, proceeds from the insurance deductible account could be used by the Company or another affiliate of the Sponsor. In addition, the Company deposited amounts with an affiliate of the Sponsor to cover the cost of property and property related insurance across certain properties of the Company.
Other Operating Expense Reimbursement
In addition to the various fees paid to the Advisor, the Company was obligated to pay directly or reimburse all expenses incurred by the Advisor in providing services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, employee costs, benefit administration costs, utilities and information technology costs. The Company would not reimburse the Advisor for employee costs in connection with services for which the Advisor or its affiliates received acquisition fees, investment management fees, loan coordination fees and disposition fees or for the employee costs the Advisor paid to the Company’s executive officers.
The Charter limited the Company’s total operating expenses during any four fiscal quarters to the greater of 2% of the Company’s average invested assets or 25% of the Company’s net income for the same period (the “2%/25% Limitation”). The Company could reimburse the Advisor, at the end of each fiscal quarter, for operating expenses incurred by the Advisor; provided, however, that the Company could not reimburse the Advisor at the end of any fiscal quarter for operating expenses that exceed the 2%/25% Limitation unless the independent directors determined that such excess expenses were justified based on unusual and non-recurring factors. The Advisor was required to reimburse the Company for the amount by which the Company’s operating expenses for the preceding four fiscal quarters then ended exceeded the 2%/25% Limitation, unless approved by the independent directors. For purposes of determining the 2%/25% Limitation, “average invested assets” means the average monthly book value of the Company’s assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, reserves for bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company, as determined by GAAP, that are in any way related to the Company’s operation including advisor fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of the Company’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that the Company does not close); (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).
For the year ended December 31, 2019, the Advisor and its affiliates incurred $1,239,787 of the Company’s operating expenses, including the allocable share of the Advisor’s overhead expenses of $772,595, none of which were in excess of the 2%/25% Limitation and are included in the $4,829,359 of general and administrative expenses recognized by the Company. As of December 31, 2019, the Company’s total operating expenses were 0.31% of its average invested assets and 8.59% of its net loss.
As of December 31, 2019, the Company’s total operating expenses, as defined above, did not exceed the 2%/25% Limitation.
For the year ended December 31, 2018, the Advisor and its affiliates incurred $1,176,246 of the Company’s operating expenses, including the allocable share of the Advisor’s overhead expenses of $944,340, none of which were in excess of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

the 2%/25% Limitation and are included in the $3,406,721 of general and administrative expenses recognized by the Company. As of December 31, 2018, total operating expenses were 0.29% of its average invested assets and 7.66% of its net loss.
For the year ended December 31, 2017, the Advisor and its affiliates incurred $1,024,078 of the Company’s operating expenses, including the allocable share of the Advisor’s overhead expenses of $834,966, none of which were in excess of the 2%/25% Limitation and are included in the $2,626,232 of general and administrative expenses recognized by the Company. As of December 31, 2017, total operating expenses were 0.28% of its average invested assets and 8.71% of its net loss.
Disposition Fee
If the Advisor or its affiliates provided a substantial amount of services in connection with the sale of a property or real estate-related asset, including pursuant to a sale of the entire Company, as determined by a majority of the Company’s independent directors, the Advisor or its affiliates would have earned a disposition fee equal to (1) 1.5% of the sales price of each property or real estate-related asset sold or (2) 1.0%, which could have been increased to 1.5% in the sole discretion of the Company’s independent directors, of the total consideration paid in connection with the sale of the Company. In the event of a final liquidity event, this fee would have been reduced by the amount of any previous disposition fee paid on properties previously exchanged under Section 1031 of the Internal Revenue Code.
To the extent the disposition fee was paid upon the sale of any assets other than real property, it would have been included as an operating expense for purposes of the 2%/25% Limitation. In connection with the sale of securities, the disposition fee could have been paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would have prohibited the payment of the disposition fee to a firm that is not a registered broker-dealer.
Sales Commissions
The Company paid the Dealer Manager up to 7.0% of gross offering proceeds from the sale of Class A shares in the Primary Offering and up to 3.0% of gross offering proceeds from the sale of Class T shares in the Primary Offering (all of which was reallowed to participating broker-dealers), subject to reductions based on volume and for certain categories of purchasers. No sales commissions were paid for sales of Class R shares or for sales pursuant to the DRP. The total amount of all items of compensation from any source payable to the Dealer Manager and the participating broker-dealers may not exceed 10.0% of the gross proceeds from the Primary Offering on a per class basis.
Dealer Manager Fees
The Company paid the Dealer Manager up to 3.0% of gross offering proceeds from the sale of Class A shares and up to 2.5% of gross offering proceeds from the sale of Class T shares (a portion of which was reallowed to participating broker-dealers). No dealer manager fee was paid for sales of Class R shares or for sales pursuant to the Company’s DRP.
Distribution and Shareholder Servicing Fees
The Company paid the Dealer Manager up to (1) 0.27%, annualized, of the purchase price per Class R share (or, once reported, the amount of the Company’s estimated value per share) for each Class R share purchased in the Primary Offering from a registered investment advisor that does not participate on an alternative investment platform; (2) 0.67%, annualized, of the purchase price per Class R share (or, once reported, the amount of the Company’s estimated value per share) for each Class R share purchased in the Primary Offering from a registered investment advisor that participates on an alternative investment platform; and (3) 1.125%, annualized, of the purchase price per Class T share (or, once reported, the amount of the Company’s estimated value per share) for each Class T share purchased in the Primary Offering. The distribution and shareholder servicing fee accrued daily and was paid monthly in arrears. The Company amended its Charter on August 8, 2017, to authorize and pay different distributions to different holders of Class T and/or Class R shares. Prior to amending the Charter to allow for distributions at different rates on the same class of shares, of the 0.67% distribution and shareholder servicing fee payable with respect to sales of Class R shares by registered investment advisors that participate on an alternative investment platform, 0.27% was paid from the current distribution and shareholder servicing fee on Class R shares, which was payable out of amounts that otherwise would have been distributed to holders of Class R shares, and 0.40% was an additional expense of the Company.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

Effective October 1, 2018, the Company ceased paying the distribution and shareholder servicing fee because total underwriting compensation had reached 10% of the total gross investment amount in the Primary Offering.
Subordinated Participation in Net Sale Proceeds (payable only if the Company’s shares are not listed on an exchange)
The Advisor (in its capacity as special limited partner of the Operating Partnership) would have received 15.0% of the remaining net sale proceeds after return of the total investment amount, which is the amount equal to the original issue price paid by the stockholders in the Public Offering multiplied by the number of shares issued in the Public Offering, reduced by the weighted average original issue price of the shares sold in the Primary Offering multiplied by the total number of shares repurchased by the Company, plus payment to investors of an amount equal to a 6.0% annual cumulative, non-compounded return of the total investment amount, less amounts previously distributed to stockholders, including distributions that could have constituted a return of capital for federal income tax purposes.
“Net sale proceeds” means the net cash proceeds realized from the sale of the Company or all of the Company’s assets after deduction of all expenses incurred in connection with a sale or disposition of the Company or of the Company’s assets, including disposition fees paid to the Advisor, or from the prepayment, maturity, workout or other settlement of any loan or other investment. For purposes of calculating the 6.0% annual cumulative, non-compounded return of the total investment amount, the aggregate of all investors’ capital shall be deemed to have been invested collectively on one date—the aggregate average investment date, being a day of a month determined by the average weighted month of all shares sold on a monthly basis. In addition, the Advisor (in its capacity as special limited partner of the Operating Partnership) would have received a distribution similar to the subordinated participation in net sale proceeds in the event the Company undertook an issuer tender offer that resulted in the tendering stockholders receiving a return of the total investment amount of the tendering stockholders plus payment to those investors of an amount equal to a 6.0% annual cumulative, non-compounded return of the total investment amount of the tendering stockholders, less amounts previously distributed to stockholders, including distributions that may constitute a return of capital for federal income tax purposes.
Subordinated Incentive Listing Distribution (payable only if the Company’s shares are listed on an exchange)
Upon the listing of the Company’s shares on a national securities exchange, the Advisor (in its capacity as special limited partner of the Operating Partnership) would have received 15.0% of the amount by which the sum of the Company’s adjusted market value plus distributions paid by the Company to stockholders from inception until the date the adjusted market value was determined, including distributions that could have constituted a return of capital for federal income tax purposes, exceeded the sum of the total investment amount plus an amount equal to a 6.0% annual cumulative, non-compounded return to investors of the total investment amount, less amounts previously distributed to stockholders, including distributions that could have constituted a return of capital for federal income tax purposes. For purposes of calculating the 6.0% annual cumulative, non-compounded return of the total investment amount, the aggregate of all investors’ capital would have been deemed to have been invested collectively on one date, the aggregate average investment date, being a day of a month determined by the average weighted month of all shares sold on a monthly basis.
The adjusted market value of the Company’s common stock would have been calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares would have been first listed or included for quotation. The Company had the option to pay the subordinated incentive listing distribution in the form of stock, cash, a promissory note or any combination thereof. Any previous payments of the subordinated participation in net sales proceeds would have offset the amounts due pursuant to the subordinated listing distribution.
Subordinated Distribution Upon Termination of the Advisory Agreement
Upon termination or non-renewal of the Advisory Agreement with or without cause, the Advisor (in its capacity as special limited partner of the Operating Partnership), would have been entitled to receive distributions from the Operating Partnership equal to 15.0% of the amount by which the sum of the Company’s appraised market value plus distributions exceeded the sum of the total investment amount plus an amount equal to a 6.0% annual cumulative, non-compounded return of the total investment amount to investors, less amounts previously distributed to stockholders, including distributions that may have constituted a return of capital for federal income tax purposes. For purposes of calculating the 6.0% annual cumulative, non-compounded return of the total investment amount, the aggregate of all investors’ capital would have been deemed to have been invested collectively on one date, the aggregate average investment date, being a day of a month determined by the average weighted month of all shares sold on a monthly basis. If the Company did not provide this return, the Advisor would not have received this distribution. In addition, the Advisor could have elected to defer its

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

right to receive a subordinated distribution upon termination until either shares of the Company’s common stock were listed and traded on a national securities exchange or another liquidity event occurred.
Merger with STAR
Amendment to Operating Partnership Agreement
Concurrently with the entry into the STAR III Merger Agreement, the Company entered into an amendment (the “First Amendment”) to the Partnership Agreement with the Operating Partnership. The First Amendment became effective on March 6, 2020, the effective date of the Merger. The purpose of the First Amendment was to revise the economic interests of the Advisor by providing that the Advisor would not receive any special allocations with respect to a “Special Limited Partner Interest” (as defined in the Partnership Agreement) pursuant to the Partnership Agreement in connection with the Merger.
Termination Agreement
Concurrently with the entry into the STAR III Merger Agreement, the Company and the Advisor entered into the Termination Agreement, effective as of August 5, 2019. Pursuant to the Termination Agreement, the Advisory Agreement terminated on March 6, 2020, the effective time of the Merger. Also pursuant to the Termination Agreement, the Advisor waived any disposition fee it otherwise would have been entitled to pursuant to the Advisory Agreement related to the Merger and agreed to reimburse the Company for its costs if the Company’s stockholders rejected the Merger at a meeting of stockholders.
8.          Long-Term Incentive Award Plan and Independent Director Compensation
The Company adopted a long-term incentive plan, the Incentive Plan, which the Company used to attract and retain qualified directors, officers, employees and consultants. The Incentive Award Plan authorized the granting of restricted stock, stock options, restricted or deferred stock units, performance awards and other stock-based awards to the Company’s directors, officers, employees and consultants selected by its board of directors for participation in the Incentive Award Plan. Stock options granted under the Incentive Award Plan would not exceed an amount equal to 10% of the outstanding shares of the Company’s common stock allocated to the Incentive Award Plan on the date of grant of any such stock options. Any stock options granted under the Incentive Award Plan would have had an exercise price or base price that was not less than fair market value of the Company’s common stock on the date of grant.
Under the Company’s independent directors compensation plan, which was a sub-plan of the Incentive Award Plan, each of the Company’s independent directors received 2,000 shares of restricted Class A common stock once the Company raised $2,000,000 in gross offering proceeds in the Public Offering. In addition, on the date following an independent director’s re-election to the Company’s board of directors, he or she would have received 1,000 shares of restricted Class A common stock. The shares of restricted Class A common stock generally vested in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted common stock became fully vested and non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or “disability” or (2) a “change in control” of the Company. These awards entitled the holders to participate in distributions beginning on the date of grant. All remaining shares of unvested restricted common stock vested and became non-forfeitable upon the closing of the Merger on March 6, 2020 and were converted into shares of common stock of STAR.
The Company recorded stock-based compensation expense of $71,055, $82,346 and $63,591 for the years ended December 31, 2019, 2018 and 2017 related to the independent directors’ restricted common stock, respectively.
In addition to the stock awards, the Company paid each of its independent directors annual compensation of $55,000, prorated for any partial term (the audit committee chairperson receives an additional $10,000 annually, prorated for any partial term). In addition, the independent directors were paid for attending meetings as follows: (1) $2,500 for each board meeting attended in person, (2) $1,500 for each committee meeting attended in person in such director’s capacity as a committee member and (3) $1,000 for each board meeting attended via teleconference (not to exceed $4,000 for any one set of meetings attended within a 48-hour period). The Company’s independent directors may have elected to receive the meeting fees and annual compensation to which they were entitled in shares of the Company’s common stock with an equivalent value. Such election must have been made by delivering a valid election form as prescribed in the independent directors’ compensation plan. Such election was irrevocable for the plan year. All directors also received reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of the board of directors. Director compensation was an operating

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

expense of the Company that was subject to the operating expense reimbursement obligation of the Advisor discussed in Note 7 (Related Party Arrangements). The Company recorded operating expenses of $282,500, $429,500 and $230,000 for the years ended December 31, 2019, 2018 and 2017, respectively, related to the independent directors’ restricted common stock, the independent directors’ annual compensation and the value of shares issued for annual compensation and attending board meetings, which is included in general and administrative expenses in the accompanying consolidated statements of operations. As of December 31, 2019 and 2018, $59,750 and $251,750 is included in accounts payable and accrued liabilities, respectively, and $0 and $13,750 is included in additional paid-in capital on the consolidated balance sheets, respectively.
9.          Commitments and Contingencies
Economic Dependency
The Company is dependent on the Advisor and its affiliates for certain services that are essential to the Company, including the identification, evaluation, negotiation, purchase, and disposition of real estate and real estate-related investments; management of the daily operations of the Company’s real estate and real estate-related investment portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.
Concentration of Credit Risk
The geographic concentration of the Company’s portfolio makes it particularly susceptible to adverse economic developments in the Atlanta, Georgia, Austin, Texas, Dallas, Texas, Denver, Colorado and Indianapolis, Indiana apartment markets. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, relocations of businesses, increased competition from other apartment communities, decrease in demand for apartments or any other changes, could adversely affect the Company’s operating results and its ability to make distributions to stockholders.
Environmental
As an owner of real estate, the Company was subject to various environmental laws of federal, state and local governments. The Company was not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations.
Legal Matters
From time to time, the Company was subject, or party, to legal proceedings that arise in the ordinary course of its business. As of December 31, 2019, management was not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on the Company’s results of operations or financial condition nor is the Company aware of any such legal proceedings contemplated by government agencies.
10.          Derivative Financial Instruments
The Company used interest rate derivatives with the objective of managing exposure to interest rate movements thereby minimizing the effect of interest rate changes and the effect they could have on future cash flows. Interest rate cap agreements were used to accomplish this objective. The following tables provide the terms of the Company’s interest rate derivative instruments that were in effect at December 31, 2019 and 2018:

December 31, 2019
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest Rate Cap	2/1/2020 - 1/1/2023	One-Month LIBOR	5	$151,192,000	1.76%	2.76%	$5,827

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

December 31, 2018
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest Rate Cap	6/1/2019 - 12/1/2020	One-Month LIBOR	6	$156,892,000	2.52%	2.59%	$377,456
The interest rate cap agreements were not designated as effective cash flow hedges. Accordingly, the Company recorded any changes in the fair value of the interest rate cap agreements as interest expense. The change in the fair value of the interest rate cap agreements for the years ended December 31, 2019, 2018 and 2017, resulted in an unrealized loss (gain) of $395,629, $(119,837) and $444,252, respectively, which is included in interest expense in the accompanying consolidated statements of operations. During the years ended December 31, 2019 and 2018, the Company acquired interest rate cap agreements of $24,000 and $0, respectively. The fair value of the interest rate cap agreements of $5,827 and $377,456 as of December 31, 2019 and 2018, respectively, is included in other assets on the accompanying consolidated balance sheets.
11.          Selected Quarterly Results (unaudited)
Presented below is a summary of the Company’s unaudited quarterly financial information for the years ended December 31, 2019 and 2018:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2019
Revenues	$8,832,176	$9,229,616	$9,905,011	$9,942,827
Net loss	(3,924,834)	(3,526,366)	(3,556,258)	(4,358,151)
Net loss attributable to common stockholders	(3,924,834)	(3,526,366)	(3,556,258)	(4,358,151)

Net loss attributable to Class A common stockholders — basic and diluted	(1,690,784)	(1,475,758)	(1,464,767)	(1,779,440)
Loss per Class A common share — basic and diluted	(0.53)	(0.43)	(0.40)	(0.51)
Distributions declared per Class A common share	0.370	0.374	0.378	0.378

Net loss attributable to Class R common stockholders — basic and diluted	(188,592)	(183,927)	(190,984)	(240,227)
Net loss per Class R common share — basic and diluted	(0.55)	(0.45)	(0.41)	(0.51)
Distributions declared per Class R common share	0.352	0.357	0.361	0.378

Net loss attributable to Class T common stockholders— basic and diluted	(2,045,458)	(1,866,681)	(1,900,505)	(2,338,484)
Net loss per Class T common share — basic and diluted	(0.60)	(0.50)	(0.46)	(0.51)
Distributions declared per Class T common share	0.306	0.309	0.313	0.378

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2018
Revenues	$8,832,176	$9,229,616	$9,905,011	$9,810,097
Net loss	(3,924,834)	(3,526,366)	(3,556,258)	(4,358,151)
Net loss attributable to common stockholders	(3,924,834)	(3,526,366)	(3,556,258)	(4,358,151)

Net loss attributable to Class A common stockholders — basic and diluted	(1,690,784)	(1,475,758)	(1,464,767)	(1,779,440)
Loss per Class A common share — basic and diluted	(0.53)	(0.43)	(0.40)	(0.51)
Distributions declared per Class A common share	0.370	0.374	0.378	0.378

Net loss attributable to Class R common stockholders — basic and diluted	(188,592)	(183,927)	(190,984)	(240,227)
Net loss per Class R common share — basic and diluted	(0.55)	(0.45)	(0.41)	(0.51)
Distributions declared per Class R common share	0.352	0.357	0.361	0.378

Net loss attributable to Class T common stockholders— basic and diluted	(2,045,458)	(1,866,681)	(1,900,505)	(2,338,484)
Net loss per Class T common share — basic and diluted	(0.60)	(0.50)	(0.46)	(0.51)
Distributions declared per Class T common share	0.306	0.309	0.313	0.378
12.          Subsequent Events
Distributions Paid
Class A
On January 2, 2020, the Company paid distributions of $442,042, which related to distributions declared for each day in the period from December 1, 2019 through December 31, 2019. All such distributions were paid in cash.
On February 3, 2020, the Company paid distributions of $440,631, which related to distributions declared for each day in the period from January 1, 2020 through January 31, 2020. All such distributions were paid in cash.
On March 2, 2020, the Company paid distributions of $411,072, which related to distributions declared for each day in the period from February 1, 2020 through February 29, 2020. All such distributions were paid in cash.
Class R
On January 2, 2020, the Company paid distributions of $60,544, which related to distributions declared for each day in the period from December 1, 2019 through December 31, 2019. All such distributions were paid in cash.
On February 3, 2020, the Company paid distributions of $60,369, which related to distributions declared for each day in the period from January 1, 2020 through January 31, 2020. All such distributions were paid in cash.
On March 2, 2020, the Company paid distributions of $56,475, which related to distributions declared for each day in the period from February 1, 2020 through February 29, 2020. All such distributions were paid in cash.
Class T
On January 2, 2020, the Company paid distributions of $589,680, which related to distributions declared for each day in the period from December 1, 2019 through December 31, 2019. All such distributions were paid in cash.
On February 3, 2020, the Company paid distributions of $587,935, which related to distributions declared for each day in the period from January 1, 2020 through January 31, 2020. All such distributions were paid in cash.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

On March 2, 2020, the Company paid distributions of $549,747, which related to distributions declared for each day in the period from February 1, 2020 through February 29, 2020. All such distributions were paid in cash.
Advisory Agreement Renewal
On February 3, 2020, the Company entered into Amendment No. 4 to the Advisory Agreement, which became effective on February 5, 2020, to renew the term of the Advisory Agreement for an additional one year term ending February 5, 2021. Pursuant to the Termination Agreement, the Advisory Agreement terminated on March 6, 2020, the effective time of the Merger.
Mergers
Merger with Steadfast Apartment REIT, Inc.
On August 5, 2019, the Company, STAR, the Operating Partnership, STAR Operating Partnership, and STAR III Merger Sub, entered into the STAR III Merger Agreement. Pursuant to the terms and conditions of the STAR III Merger Agreement, on March 6, 2020, STAR III merged with and into STAR III Merger Sub with STAR III Merger Sub surviving the Merger. Following the Merger, STAR III Merger Sub, as the surviving entity, will continue as a wholly-owned subsidiary of STAR. In accordance with the applicable provisions of the MGCL, the separate existence of the Company ceased.
At the effective time of the Merger, each issued and outstanding share of the Company’s common stock (or a fraction thereof), $0.01 par value per share, was converted into the right to receive 1.430 shares of STAR common stock, $0.01 par value per share (“STAR Common Stock”).
Merger of Steadfast Apartment REIT, Inc. and Steadfast Income REIT, Inc.
On August 5, 2019, STAR, SIR, STAR Operating Partnership, SIR Operating Partnership, and SIR Merger Sub, entered into the SIR Merger Agreement. Pursuant to the terms and conditions of the SIR Merger Agreement, on March 6, 2020, SIR merged with and into SIR Merger Sub with SIR Merger Sub surviving the SIR Merger. Following the SIR Merger, SIR Merger Sub, as the surviving entity, will continue as a wholly-owned subsidiary of STAR. In accordance with the applicable provisions of the MGCL, the separate existence of SIR ceased.
Combined Company
The combined company after the Mergers retains the name “Steadfast Apartment REIT, Inc.” Each merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code.
As of the closing of the Mergers, the Combined Company’s portfolio (unaudited) consisted of (1) 70 properties (including one property held for development) in 14 states, with an average effective rent of $1,144 and (2) a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties with a total of 4,584 apartment homes. Based on occupancy as of December 31, 2019, the Company’s portfolio had an occupancy rate of 94.9%, an average age of 20 years and a preliminary gross real estate assets value of $3,375,635,000 (unaudited).
Coronavirus Outbreak
The outbreak of the COVID-19, declared by the World Health Organization as a global pandemic on March 11, 2020, is causing heightened uncertainty in both local and global market conditions. The effect COVID-19 will have on the real estate markets generally, and in which the Company (and its successor following the Merger) owns and operates assets, is currently unknown and will depend in part on both the scale and longevity of the pandemic. While market activity is being impacted in most sectors, at this stage hospitality and retail sectors have been most significantly impacted due to the increased response by local and global authorities, including shelter in place orders, restriction of travel and growing international concern. A prolonged pandemic could have a significant (and is yet unknown or quantifiable) impact on other sectors of the property market including multifamily real estate. The changing responses to COVID-19 create an unprecedented set of circumstances on which to base a judgment.
Acquisition of VV&M Apartments
On March 20, 2020, STAR, through its indirect wholly-owned subsidiary the Operating Partnership, agreed to acquire the 301-unit multifamily property located in Dallas, Texas known as VV&M Apartments (“VV&M”) for an aggregate purchase price of $59,250,000, pursuant to the terms of the Contribution Agreement, dated as of March 20, 2020 (the “Contribution

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2019

Agreement”), by and among the Operating Partnership, as Purchaser, and Wellington VVM, LLC and Copans VVM, LLC (collectively, the “Contributors”).
The Contribution Agreement provides that at closing, the Contributors will contribute VV&M to the Operating Partnership and the Operating Partnership will issue $14,500,000 in new class A-2 operating partnership units (the “Class A-2 OP Units”), subject to adjustment, and assume $44,800,000 in existing mortgage debt secured by VV&M (the “Loan”). The Loan accrues interest at 3.82% per annum.
On the closing date, the parties will enter into a Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (“STAR III OP Agreement”) that provides for conversion and repurchase rights for the Contributors after five years from closing. The STAR III OP Agreement also provides the Operating Partnership the right to repurchase the Class A-2 OP Units after five years from the closing.
The closing of the transaction is conditioned upon obtaining lender’s consent to the assumption of the Loan by the Operating Partnership.
On April 21, 2020, STAR III OP, as an indirect wholly-owned subsidiary of STAR, acquired VV&M and issued 948,785 Class A-2 OP Units to the Contributors and assumed the Loan. The Contributors and STAR III OP also entered into the STAR III OP Agreement on the closing date.